EXECUTION VERSION ASSET PURCHASE AND SALE AGREEMENT by and among AFS IBEX FINANCIAL SERVICES, LLC, HONOR CAPITAL HOLDINGS, LLC and PATHWARD, NATIONAL ASSOCIATION Dated as of August 28, 2024 AmericasActive:20013964.36

i TABLE OF CONTENTS Page ARTICLE 1 PURCHASE AND SALE........................................................................................... 1 Section 1.1 Purchased Assets ................................................................................................. 1 Section 1.2 Excluded Assets .................................................................................................. 3 Section 1.3 Assumption of Liabilities .................................................................................... 4 Section 1.4 Excluded Liabilities ............................................................................................ 5 Section 1.5 Non-Transferred Assets ....................................................................................... 5 ARTICLE 2 CLOSING................................................................................................................... 6 Section 2.1 Closing ................................................................................................................ 6 Section 2.2 Purchase Price ..................................................................................................... 7 Section 2.3 Closing Deliveries by Seller ............................................................................... 7 Section 2.4 Deliveries by Buyer ............................................................................................ 8 ARTICLE 3 PURCHASE PRICE ADJUSTMENTS ..................................................................... 9 Section 3.1 Closing Estimates................................................................................................ 9 Section 3.2 Post-Closing Determination ................................................................................ 9 Section 3.3 Payment..............................................................................................................11 Section 3.4 Withholding .......................................................................................................11 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER .................................... 12 Section 4.1 Organization and Qualification ......................................................................... 12 Section 4.2 Corporate Authorization.................................................................................... 12 Section 4.3 Binding Effect ................................................................................................... 12 Section 4.4 Non-Contravention ........................................................................................... 12 Section 4.5 Financial Information........................................................................................ 12 Section 4.6 No Undisclosed Liabilities ................................................................................ 13 Section 4.7 Absence of Certain Developments.................................................................... 13 Section 4.8 Title and Sufficiency of Assets ......................................................................... 13 Section 4.9 Intellectual Property .......................................................................................... 14 Section 4.10 Employee Benefits ............................................................................................ 16 Section 4.11 Employment Matters ......................................................................................... 17 Section 4.12 Material Contracts ............................................................................................. 19 Section 4.13 Real Property .................................................................................................... 19 Section 4.14 Taxes ................................................................................................................. 20 Section 4.15 Compliance with Law ....................................................................................... 22 Section 4.16 Legal Proceedings ............................................................................................. 23 Section 4.17 Insurance ........................................................................................................... 23 Section 4.18 Related Party Transactions ................................................................................ 24 Section 4.19 Premium Finance Loans. .................................................................................. 24 Section 4.20 Governmental Licenses and Permits ................................................................. 28 Section 4.21 Privacy and Data Security ................................................................................. 28 Section 4.22 Books and Records ........................................................................................... 28 Section 4.23 Solvency ............................................................................................................ 29

ii Section 4.24 Brokers’ Fees .................................................................................................... 29 Section 4.25 No Additional Representations and Warranties ................................................ 29 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER ..................................... 29 Section 5.1 Organization and Qualification ......................................................................... 29 Section 5.2 Corporate Authorization.................................................................................... 30 Section 5.3 Binding Effect ................................................................................................... 30 Section 5.4 Non-Contravention ........................................................................................... 30 Section 5.5 Licenses and Permits......................................................................................... 30 Section 5.6 Legal Proceedings ............................................................................................. 30 Section 5.7 Governmental Orders ........................................................................................ 30 Section 5.8 Financial Capability .......................................................................................... 31 Section 5.9 Solvency ............................................................................................................ 31 Section 5.10 R&W Insurance Policy ..................................................................................... 31 Section 5.11 Brokers’ Fees .................................................................................................... 31 Section 5.12 Independent Investigation; Reliance ................................................................. 31 ARTICLE 6 COVENANTS .......................................................................................................... 32 Section 6.1 Access and Reports ........................................................................................... 32 Section 6.2 Governmental Approvals; Third Party Consents .............................................. 33 Section 6.3 Interim Operation Covenants of Seller ............................................................. 34 Section 6.4 Public Disclosure; Confidentiality .................................................................... 35 Section 6.5 Exclusive Dealing ............................................................................................. 36 Section 6.6 Non-Competition .............................................................................................. 36 Section 6.7 Access to Records after Closing ....................................................................... 38 Section 6.8 Employees and Employee Benefits. ................................................................. 39 Section 6.9 Employee Records Transfer .............................................................................. 43 Section 6.10 Other Misdirected Assets and Payments ........................................................... 43 Section 6.11 Tax Matters ....................................................................................................... 43 Section 6.12 Seller Names ..................................................................................................... 45 Section 6.13 R&W Insurance Policy ..................................................................................... 46 Section 6.14 Further Assurances ............................................................................................ 46 Section 6.15 Seller’s Power of Attorney ................................................................................ 46 Section 6.16 Assignment of Confidentiality Agreements ...................................................... 46 Section 6.17 Cooperation with Financing Diligence ............................................................. 46 Section 6.18 Producer Bonus Proration ................................................................................. 47 ARTICLE 7 CONDITIONS TO CLOSING ................................................................................. 47 Section 7.1 Conditions to Mutual Obligations ..................................................................... 47 Section 7.2 Conditions to Obligations of Buyer .................................................................. 47 Section 7.3 Conditions to Obligations of Seller .................................................................. 48 Section 7.4 Frustration of Closing Conditions ..................................................................... 49 ARTICLE 8 INDEMNIFICATION .............................................................................................. 49 Section 8.1 Survival ............................................................................................................. 49 Section 8.2 Indemnification by Seller .................................................................................. 50 Section 8.3 Indemnification by Buyer ................................................................................. 50

iii Section 8.4 Limitations on Indemnification ......................................................................... 50 Section 8.5 Other Limitations .............................................................................................. 51 Section 8.6 Third-Party Claim Indemnification Procedures ................................................ 53 Section 8.7 Direct Claim Indemnification Procedures ........................................................ 54 Section 8.8 Investigation by Indemnifying Persons ............................................................ 55 Section 8.9 Order of Operations .......................................................................................... 55 Section 8.10 Characterization of Indemnification Payments ................................................. 56 Section 8.11 Exclusive Remedy ............................................................................................ 56 ARTICLE 9 TERMINATION ....................................................................................................... 56 Section 9.1 Termination ....................................................................................................... 56 Section 9.2 Effect of Termination ........................................................................................ 57 ARTICLE 10 MISCELLANEOUS............................................................................................... 57 Section 10.1 Notices .............................................................................................................. 57 Section 10.2 Entire Agreement .............................................................................................. 58 Section 10.3 Amendment; Waiver ......................................................................................... 58 Section 10.4 No Assignment or Benefit to Third Parties ....................................................... 59 Section 10.5 Expenses ........................................................................................................... 59 Section 10.6 Bulk Sales Laws Waiver ................................................................................... 59 Section 10.7 Disclosure Schedule .......................................................................................... 59 Section 10.8 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial .................. 60 Section 10.9 Construction ...................................................................................................... 61 Section 10.10 Counterparts; Effectiveness .............................................................................. 62 Section 10.11 Severability ....................................................................................................... 62 Section 10.12 Time of Essence ................................................................................................ 62 Section 10.13 Specific Performance ........................................................................................ 62 Section 10.14 No Rescission.................................................................................................... 63 Section 10.15 Confidential Supervisory Information .............................................................. 63 Section 10.16 Guaranty ............................................................................................................ 63 Exhibit A – Bill of Sale Exhibit B – Assignment and Assumption Agreement Exhibit C – Sepci Employment Agreement Exhibit D – Costa Employment Agreement Exhibit E – Escrow Agreement Exhibit F – Retention Agreements Exhibit G – Net Asset Value Exhibit H – R&W Insurance Policy Schedule 1.1(a) – Premium Financing Agreements Schedule 1.1(d) – Prepaid Assets Schedule 1.1(e) – Real Property Leases Schedule 1.1(f) – Personal Property Schedule 1.1(g) – Personal Property Leases Schedule 1.1(h) – Purchased Contracts

iv Schedule 1.1(i) – Transferred Software Schedule 1.1(j) – Trademarks Schedule 1.1(k) – Domain Names Schedule 1.1(l) Transferred Intellectual Property Schedule 1.1(m) – Lock Boxes and Post Office Boxes Schedule 1.1(r) – Bank Accounts Schedule 3.1(a) – Closing Cash Consideration Schedule 6.11(c) – Purchase Price Allocation Schedule Schedule 7.2(d) – Required Consents

This ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of August 28, 2024, is entered into by and between AFS IBEX Financial Services, LLC, a Delaware limited liability company (“Buyer”), Pathward, National Association, a national banking association (“Seller”) and Honor Capital Holdings, a Delaware limited liability company, as guarantor (“Guarantor”). Buyer, Seller and Guarantor are sometimes each referred to as a “Party” or, collectively referred to as the “Parties”. Annex A hereto contains definitions of certain initially capitalized terms used in this Agreement. W I T N E S S E T H: WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all customer accounts, customer relationships, distribution relationships and related assets and liabilities of Seller’s commercial insurance premium finance business (the “Business”), subject to the terms and conditions of this Agreement; and WHEREAS, in light of the benefits that Guarantor anticipates deriving from the transactions contemplated by this Agreement, Guarantor desires to guarantee Buyer’s obligations under this Agreement upon the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants, and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows: ARTICLE 1 PURCHASE AND SALE Section 1.1 Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Liens (other than Permitted Liens), Seller’s right, title and interest in, to and under all of the following assets, properties and rights, to the extent that the same shall exist on the Closing Date (the “Purchased Assets”): (a) The Premium Financing Agreements set forth on Schedule 1.1(a) (which shall be updated as of the Closing Date) and all rights of Seller thereunder, including all amounts due and payable in respect of the Premium Financing Agreements as of the Closing Date; (b) The Marketing Agreements and all rights of Seller thereunder; (c) All accounts receivable and loans receivable Related to the Business, including the right to receive from, or offset against future payments to, insurance brokers or agents any unearned fee advances; (d) All prepaid assets Related to the Business set forth on Schedule 1.1(d); (e) The real property leases set forth on Schedule 1.1(e) (the “Real Property Leases”);

2 (f) The personal property, set forth on Schedule 1.1(f); (g) The personal property leases set forth on Schedule 1.1(g) (the “Personal Property Leases”); (h) All Contracts, other than those in the categories described by the foregoing Sections 1.1(a), (b), (e) and (g), that are Related to the Business and set forth on Schedule 1.1(h) (the “Purchased Contracts”); (i) Seller’s rights to use the Software Related to the Business set forth on Schedule 1.1(i) (the “Transferred Software”); (j) All Trademark rights Related to the Business owned by Seller, including the Trademarks set forth on Schedule 1.1(j) and all goodwill associated therewith; (k) All domain names Related to the Business owned by Seller, including the domain names set forth on Schedule 1.1(k); (l) All Intellectual Property rights Related to the Business owned by Seller (including the Purchased Assets described in the foregoing Section 1.1(i) – (k) and as set forth on Schedule 1.1(l), collectively, the “Transferred Intellectual Property”); (m) All lock boxes and post office boxes Related to the Business, including the lock boxes and post office boxes set forth on Schedule 1.1(m); (n) All books and records (including electronic emails from the three (3) years preceding the Closing and files) Related to the Business, in the format or formats currently used by Seller (collectively, the “Documentation”), subject to Section 6.7, including customer account and loan information, written and electronic lists of current and prior customers (including any lists of customer email addresses maintained for purposes of Company correspondence), standard operating procedures, marketing plans, documentation governing Seller’s relationships with agents and brokers, insurance intermediaries and insurance companies, research records and related materials and advertising, marketing and sales and promotional materials; (o) All goodwill associated with the Business as of the Closing; (p) All claims, causes of action, guarantees, indemnities, rights of recovery and rights of set-off of any kind, against any Person, including any liens, security interests, pledges or other rights to payment or to enforce payment, in each case which are exclusively related to the Purchased Assets or the Assumed Liabilities and to the extent arising on or after the Closing Date; (q) All personnel records of the Transferred Employees, subject to applicable Law; (r) All bank accounts of Seller Related to the Business set forth on Schedule 1.1(r); and

3 (s) All other assets Related to the Business. Section 1.2 Excluded Assets. Notwithstanding anything to the contrary herein, Seller shall not sell, transfer, assign or deliver to Buyer, and Buyer shall not acquire or have any rights to acquire, Seller’s right, title and interest in and to any of the following (the “Excluded Assets”): (a) the Excluded Information and Records; (b) all cash, cash equivalents and bank and depository accounts; (c) all safe deposit boxes; (d) any Contracts other than the Real Property Leases, the Personal Property Leases, the Purchased Contracts, the Premium Financing Agreements and the Marketing Agreements; (e) all Intellectual Property other than the Transferred Intellectual Property; (f) the employee benefit plans, programs, contracts and agreements of Seller or Seller’s ERISA Affiliates and any assets related thereto; (g) all computer hardware (including personal computers and servers) and equipment (including multifunction devices with a hard drive, infrastructure and network equipment); (h) all software applications and programs other than the Transferred Software; (i) all assets used in connection with Seller’s corporate functions (including the corporate charter, taxpayer and other identification numbers, seals, minute books and stock transfer books, Tax Returns (and related work papers) and other internal corporate records); (j) all insurance policies, any refunds paid or payable in connection with the cancellation or discontinuance of any insurance policies, and any claims made on any such insurance policies; (k) all claims, defenses, counter-claims, causes of action, demands, refunds, rights of recovery, rights of set off and rights of recoupment of any kind or nature to the extent exclusively related to any of the Excluded Assets or Excluded Liabilities; (l) all guaranties, warranties, indemnities and similar rights in favor of Seller or its Affiliates to the extent exclusively related to any Excluded Asset or Excluded Liability; (m) all Tax assets (including refunds of Taxes, credits, Tax loss carryforwards and other similar benefits) (i) related to the Purchased Assets, the Assumed Liabilities, or the operation of the Business for a taxable period (or portion thereof) ending on or before the Closing Date or (ii) of Seller;

4 (n) all books and records which primarily reflect or relate to Excluded Assets or Excluded Liabilities; (o) all Governmental Authorizations that are not transferable under applicable Law; (p) all rights under the contracts with professionals who provided services to Seller in connection with the transactions contemplated hereby; (q) all rights of Seller under this Agreement or any Transaction Document; (r) all attorney work product and privileged communications between Seller and its legal counsel; and (s) any other assets, properties or rights of Seller or its Affiliates that are not included in the definition of Purchased Assets. Section 1.3 Assumption of Liabilities. Upon the terms and subject to the conditions set forth herein, at the Closing, Buyer shall assume from Seller and shall agree to pay, perform, and discharge when due the following Liabilities of Seller (but only to the extent the existence of such Liabilities or the particular facts and circumstances that give rise to such Liabilities do not or would not constitute a breach of any of Seller’s representations and warranties hereunder or otherwise give rise to a claim for indemnification by Buyer hereunder) (the “Assumed Liabilities”): (a) all Liabilities of Seller under the Premium Financing Agreements and Marketing Agreements (including the obligation to fund any unfunded Premium Financing Agreement, accounts receivable, loans receivable, outstanding solicitations and pending applications), but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Seller (of Contract, Law or otherwise) on or prior to Closing; (b) all Liabilities of Seller under the Real Property Leases, the Personal Property Leases and the Purchased Contracts, but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach default or violation by Seller (of Contract, Law or otherwise) on or prior to the Closing; (c) all Liabilities of the Seller for accounts payable of the Business to third parties that remain unpaid and that are not delinquent as of the Closing Date, which shall be mutually agreed on by the parties in writing prior to Closing and only to the extent such Liabilities are included in the calculation of Net Asset Value; (d) all Liabilities of the Seller for accrued expenses of the Business that remain unpaid and that are not delinquent as of the Closing Date, which shall be mutually agreed

5 on by the parties in writing prior to Closing and only to the extent such Liabilities are included in the calculation of Net Asset Value; and (e) all other Liabilities incurred, accrued or arising on or after the Closing in connection with the use or ownership of the Purchased Assets or the operation of the Business. Section 1.4 Excluded Liabilities. Notwithstanding anything to the contrary herein, Buyer shall not assume the “Excluded Liabilities,” which term means all Liabilities of Seller that are not Assumed Liabilities, including all Liabilities arising out of or related to the Purchased Assets, Benefit Plans, current and former Employees and Business Service Providers (including all employment or employee Liabilities related thereto) or the Business arising out of or relating to activities or events that exist and/or occur prior to the Closing Date. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, any Liability for Excluded Taxes and all Liabilities related to any Excluded Assets. Section 1.5 Non-Transferred Assets. (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Purchased Asset is not capable of being assigned or transferred to Buyer as contemplated by this Agreement without the consent of the other party or parties thereto or the issuer thereof or any other third party (including a Governmental Authority), or if such assignment or transfer, or attempted assignment or transfer, without such consent would constitute a breach thereof by Seller or a violation by Seller of any Law or cause the other party or parties thereto or the issuer thereof to have the right to terminate any such Purchased Asset, this Agreement shall not constitute an assignment or transfer by Seller to Buyer of any such Purchased Asset or any claim, right, benefit or obligation thereunder, or any such attempted assignment or transfer, unless any such consent is obtained by Seller at or prior to the date of such attempted assignment or transfer (any such Purchased Asset that is not capable of being assigned by Seller to Buyer at the Closing, as contemplated by this Section 1.5(a), a “Non- Transferred Asset”). (b) From and after the date of this Agreement through the Closing Date, Seller shall use commercially reasonable efforts to, as expeditiously as practicable, obtain the consents, waivers and approvals necessary for Seller to assign or transfer each Non-Transferred Asset to Buyer free and clear of all Liens, and Buyer shall reasonably cooperate with Seller in connection therewith (provided, that neither Seller nor Buyer nor any of their respective Affiliates shall be required to commence or participate in any litigation, offer or grant any material accommodation or undertake any material obligation or Liability (financial or otherwise) to any third party to obtain any such consent, waiver or approval) and the Parties shall promptly execute and deliver all documents reasonably necessary to complete the assignment or transfer by Seller of such Non-Transferred Assets to Buyer. Seller shall keep Buyer reasonably apprised of the status of the foregoing. (c) From and after the Closing Date, until the earlier of the (i) time that the required consent, waiver, or approval is obtained or (ii) expiration date of the then current term of any Purchased Asset, with respect to any Non-Transferred Asset for which any required

6 consent, waiver or approval to such transfer has not been obtained by Seller prior to the Closing Date: (i) Seller shall use commercially reasonable efforts to, as expeditiously as practicable, obtain the consents, waivers and approvals necessary for Seller to assign or transfer each Non-Transferred Asset to Buyer free and clear of all Liens (other than Permitted Liens), and Buyer shall use its commercially reasonable efforts to cooperate with Seller in connection therewith (provided, that neither Seller nor Buyer nor any of their respective Affiliates shall be required to commence or participate in any litigation, offer or grant any material accommodation or undertake any material obligation or Liability (financial or otherwise) to any third party to obtain any such consent, waiver or approval) and the Parties shall promptly execute all documents reasonably necessary to complete the assignment or transfer by Seller of such Non- Transferred Asset to Buyer. Seller shall keep Buyer reasonably apprised of the status of the foregoing. (ii) Seller and Buyer will cooperate to establish an agency relationship or other similar arrangement mutually satisfactory to Seller and Buyer under which Buyer would obtain, to the fullest extent commercially practicable and not prohibited by any Law or any Non-Transferred Asset, the claims, rights and benefits and assume the corresponding Liabilities and obligations thereunder in accordance with this Agreement (including by means of any subcontracting, sublicensing or subleasing arrangement, provided, that Seller nor any of its Affiliates shall be required to commence or participate in any litigation, offer or grant any material accommodation or undertake any material obligation or Liability (financial or otherwise) in connection therewith). In such event, with respect to the period on and after the Closing Date, (A) Seller will promptly pay, assign and remit to Buyer when received all monies and other consideration received by it or an Affiliate (net of any Taxes related to the receipt of such monies or other consideration by Seller or its Affiliates or related to the payment of such monies or other consideration by Seller or its Affiliates to Buyer (including withholding Taxes pursuant to Section 3.4); provided, Seller shall use commercially reasonable efforts to give the Buyer written notice of the intention to make such deduction or withholding at least three (3) Business Days before such deduction or withholding is made and shall cooperate with the Buyer to mitigate, reduce or eliminate Taxes arising in connection with this Agreement) under any applicable Purchased Asset, including any Non-Transferred Assets, (or any claim, right, benefit arising thereunder or resulting therefrom) not transferred pursuant to this Section 1.5 and (B) Buyer will promptly pay, perform or discharge when due any Liability arising thereunder. ARTICLE 2 CLOSING Section 2.1 Closing. Subject to ARTICLE 9, the consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities contemplated hereunder (the “Closing”) shall be held virtually (via the exchange of executed documents and other deliverables by PDF or other means of electronic delivery) on or before September 30, 2024 (provided that the conditions set forth in ARTICLE 7 (other than those conditions that by

7 their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver by the Seller or Buyer, as applicable, of such conditions at the Closing) to be satisfied or waived are satisfied or waived by such date), or at such other place, time and date as Buyer and Seller may agree (the actual date of the Closing, the “Closing Date”). The Closing shall be deemed to be effective at 11:59pm Central Time on the Closing Date (the “Effective Time”). Section 2.2 Purchase Price. Upon and subject to the terms and conditions contained herein, the purchase price (the “Purchase Price”) for the Purchased Assets shall be an amount equal to the sum of (a) an amount equal to the Final Net Asset Value plus (b) $31,200,000 (the “Premium”). Section 2.3 Closing Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following: (a) a bill of sale in the form of Exhibit A, duly executed by Seller; (b) an assignment and assumption agreement in the form of Exhibit B (the “Assignment and Assumption Agreement”), duly executed by Seller; (c) lease assignment and assumption agreements with respect to the Real Property Leases, in a form mutually acceptable to Seller and Buyer, (the “Real Property Assignment and Assumption Agreements”), duly executed by Seller and to the extent required by the applicable Real Property Lease, consent from the landlord thereunder to the assignment of the Real Property Leases; (d) an employment agreement substantially in the form of Exhibit C, by and between Eric Sepci and Buyer, duly executed by Eric Sepci (the “Sepci Employment Agreement”); (e) an employment agreement substantially in the form of Exhibit D, by and between John Costa and Buyer, duly executed by John Costa (the “Costa Employment Agreement”); (f) any other instruments of sale, transfer, assignment, conveyance and delivery which are necessary or desirable to effect transfer to Buyer of good and marketable title to the Purchased Assets free and clear of all Liens (other than Permitted Liens) or necessary or advisable to perfect Buyer’s purchase of the Purchased Assets; (g) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) that all such resolutions are in full force and effect, and (iii) the names and signatures of the officers of Seller authorized to sign this Agreement and the Transaction Documents to which Seller is a party;

8 (h) an escrow agreement, by and among Citibank, N.A. (the “Escrow Agent”), Buyer and Seller (the “Escrow Agreement”), in the form attached hereto as Exhibit E, duly executed by Seller; (i) an IRS Form W-9 of Seller, properly completed and duly executed by Seller; (j) a certificate of corporate existence (or its equivalent) of Seller as of a recent date from the Office of the Comptroller of the Currency; and (k) such other documents as Buyer may reasonably request for the purpose of facilitating the consummation of any of the transactions contemplated hereby. Section 2.4 Deliveries by Buyer. At the Closing, Buyer shall deliver or pay, as applicable to Seller the following: (a) the Assignment and Assumption Agreement, duly executed by Buyer; (b) the Real Property Assignment and Assumption Agreements, duly executed by Buyer; (c) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors (or equivalent thereof) of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) that all such resolutions are in full force and effect, and (iii) the names and signatures of the officers of Buyer authorized to sign this Agreement and the Transaction Documents to which Buyer is a party; (d) the Sepci Employment Agreement, duly executed by Buyer; (e) the Costa Employment Agreement, duly executed by Buyer; (f) a good standing certificate (or its equivalent) of Buyer as of a recent date from the secretary of state of the state of its organization; (g) a counterpart to the Escrow Agreement, duly executed by Buyer and the Escrow Agent; (h) deposit by wire transfer of immediately available funds to an account designated by the Escrow Agent an amount equal to One Hundred Ten Thousand Two Hundred Fifty and 00/100 Dollars ($110,250.00) (the “Indemnity Escrow Amount”), to be held by the Escrow Agent in an account pursuant to the Escrow Agreement; (i) an amount (to be paid by wire transfer of immediately available funds to such account or accounts as may be designated in writing by Seller at least two Business Days prior to the Closing Date) equal to the Initial Net Asset Value plus the Premium minus the Indemnity Escrow Amount (the “Closing Cash Consideration”); and

9 (j) such other documents as Seller may reasonably request of Buyer for the purpose of facilitating the consummation of any of the transactions contemplated hereby. ARTICLE 3 PURCHASE PRICE ADJUSTMENTS Section 3.1 Closing Estimates. (a) At least five (5) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer a written statement (the “Estimated Closing Statement”) setting forth (a) the good faith estimated Net Asset Value as of the Closing Date (the “Initial Net Asset Value”) and (b) Seller’s calculation of the Closing Cash Consideration, in the form outlined in Schedule 3.1(a), together with reasonable back-up information and documents used for the determination of the estimated amounts and calculations. The Estimated Closing Statement shall be prepared in good faith and, except as set forth on Section 4.5 of the Seller Disclosure Schedule, determined in accordance with GAAP, subject to the exceptions set forth on Schedule 3.1(a) (the “Accounting Exceptions”). The Estimated Closing Statement will be subject to reasonable review and comment by Buyer (it being understood that no comments delivered by Buyer or Buyer’s failure to deliver any comments, will constitute any waiver or release of any of Buyer’s rights under this Agreement) and shall be updated by Seller and delivered to Buyer within seven (7) Business Days following the Closing Date to reflect the payoff or write-down and new originations of any Premium Financing Agreements between the date on which the Estimated Closing Statement is delivered to the Buyer and the Closing Date (“Post-Closing Estimated Closing Statement”). Section 3.2 Post-Closing Determination. (a) Within sixty (60) days after the Post-Closing Estimated Closing Statement is delivered to Buyer, Buyer shall prepare, or cause to be prepared, and deliver to Seller a written statement (the “Final Closing Statement”) that shall include Buyer’s calculation of Net Asset Value as of the beginning of business on the Closing Date. The preparation for the Final Closing Statement shall be for the sole purpose of determining the Final Net Asset Value. In connection with Buyer’s preparation of the Final Closing Statement, Buyer and its Representatives shall be permitted reasonable access to Seller and its Representatives (including its accountants) upon reasonable advance notice and during normal business hours for purposes of providing reasonable assistance to Buyer and its Representatives in connection with the preparation of the Final Closing Statement; provided, that such access shall be in a manner that does not interfere with the normal business operations of Seller or its Affiliates. (b) Promptly following Buyer’s delivery of the Final Closing Statement to Seller, Buyer shall provide Seller and its Representatives reasonable access during normal business hours to the relevant books and records and employees of the Business for the purpose of facilitating Seller’s review of the Final Closing Statement provided, that such access shall be in a manner that does not interfere with the normal business operations of Buyer or its Affiliates. Buyer shall continue providing such access during normal business hours throughout the thirty (30) day period following Buyer’s delivery of the Final Closing Statement to Seller (the “Review Period”). The Final Closing Statement shall become final and binding on the Parties on the last

10 day of the Review Period unless prior to the end of the Review Period, Seller delivers to Buyer a written notice of disagreement (a “Notice of Disagreement”) specifying the nature and amount of any and all items in dispute as to the amounts set forth in the Final Closing Statement and shall include reasonable support for the foregoing. Any matters not identified in the Notice of Disagreement as being in dispute shall be deemed to have been accepted by Seller and shall be conclusive and binding on Seller and Buyer upon the expiration of the Review Period. (c) During the thirty (30) day period following delivery of a Notice of Disagreement by Seller to Buyer (the “Resolution Period”), such parties in good faith shall seek to resolve any differences that they may have with respect to the computation of the amounts as specified therein. Any disputed items resolved in writing between Seller and Buyer within the Resolution Period shall be final and binding on the parties for all purposes hereunder. If Seller and Buyer have not resolved all such differences by the end of the Resolution Period, Seller and Buyer shall submit, in writing, such remaining differences to the Accounting Expert. The “Accounting Expert” shall be an Independent Accounting Firm selected by mutual agreement of Buyer and Seller; provided, however, that (i) if, within fifteen (15) days after the end of the Resolution Period, such parties are unable to agree on an Independent Accounting Firm to act as the Accounting Expert, then each party shall select an Independent Accounting Firm and such firms together shall select the Independent Accounting Firm to act as the Accounting Expert, and (ii) if any party does not select an Independent Accounting Firm within ten (10) days of written demand therefor by the other party, then the Independent Accounting Firm selected by the other party shall act as the Accounting Expert. An “Independent Accounting Firm” means an independent accounting firm of nationally recognized standing. (d) The parties shall arrange for the Accounting Expert to agree in its engagement letter to act in accordance with this Section 3.2(d). The parties shall make readily available to the Accounting Expert all relevant books and records within such party’s control reasonably requested by the Accounting Expert. Each party shall present a brief to the Accounting Expert (which brief shall also be concurrently provided to the other party) within twenty (20) days of the appointment of the Accounting Expert detailing such party’s views as to the correct nature and amount of each item remaining in dispute from the Notice of Disagreement (and for the avoidance of doubt, no party may introduce a dispute to the Accounting Expert that was not originally set forth on the Notice of Disagreement). Within ten (10) days of receipt of the brief, the receiving party may present a responsive brief to the Accounting Expert (which responsive brief shall also be concurrently provided to the other party). There shall be no ex parte communications between any party (or its Representatives), on the one hand, and the Accounting Expert, on the other hand, relating to any disputed matter and unless requested by the Accounting Expert in writing, no party may present any additional information or arguments to the Accounting Expert, either orally or in writing. The Accounting Expert shall consider only those items and amounts in Seller’s and Buyer’s respective calculations that are identified as being items and amounts to which Seller and Buyer have been unable to agree and shall apply the definitions and provisions of this Agreement. In resolving any disputed item, the Accounting Expert shall select either the position of Buyer or Seller as a resolution for each item or amount disputed and may not impose an alternative resolution with respect to any item or amount disputed. The Accounting Expert shall make a written determination within sixty (60) days of its appointment as to each such disputed item, which determination shall be final and binding on the parties for all purposes hereunder absent manifest

11 mathematical error or manifest disregard for the provisions of this Section 3.2 (and, in the event of such manifest error or disregard, the written determination shall be referred back to the Accounting Expert to correct the same). The Accounting Expert shall serve as an expert in accounting and not an arbitrator, shall make a determination only on the items in dispute and shall base its determination solely on the written submissions of the parties and shall not conduct an independent investigation. The fees and expenses of the Accounting Expert and of any enforcement of the determination thereof, shall be borne by Seller, on the one hand, and Buyer, on the other hand, in inverse proportion as they may prevail on the matters resolved by the Accounting Expert, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Accounting Expert at the time the determination of such firm is rendered on the merits of the matters submitted. The procedure set forth in this Section 3.2(d) for resolving disputes with respect to the Final Closing Statement shall be the sole and exclusive method for resolving any such disputes, provided that this provision shall not prohibit any party from instituting litigation to enforce the determination of the Accounting Expert. Section 3.3 Payment. (a) The “Final Net Asset Value” shall be the final Net Asset Value as determined pursuant to Section 3.2. (b) The “Net Adjustment Amount” shall equal zero minus the amount, if any, by which the Initial Net Asset Value exceeds the Final Net Asset Value, plus the amount, if any, by which the Final Net Asset Value exceeds the Initial Net Asset Value. (c) If the Net Adjustment Amount as finally determined is positive, Buyer shall pay the Net Adjustment Amount to Seller. If the Net Adjustment Amount as finally determined is negative, Seller shall pay the Net Adjustment Amount to Buyer. Payments shall be made within three (3) Business Days of final determination of the Net Adjustment Amount pursuant to the provisions of this Section 3.3(c) by wire transfer of immediately available funds to such account or accounts as may be designated in writing by the party entitled to such payment at least two Business Days prior to such payment date. (d) Any adjustments made pursuant to this ARTICLE 3 shall be deemed adjustments to the Purchase Price for all tax purposes, unless otherwise required by applicable tax Law. Section 3.4 Withholding. The Parties (or any Affiliate thereof) shall be entitled to deduct and withhold from any amounts payable under this Agreement that such Party (or any Affiliate thereof) is required to deduct and withhold under any provision of any applicable Tax Law; provided that, before Buyer (or any Affiliate thereof) makes any such deduction or withholding, Buyer shall use commercially reasonable efforts to give the Seller written notice of the intention to make such deduction or withholding at least three (3) Business Days before such deduction or withholding is made and the withholding party shall cooperate with the Seller to mitigate, reduce or eliminate withholding Taxes arising in connection with this Agreement. All amounts so properly withheld and timely paid over to the appropriate Governmental Authority

12 shall be treated for all purposes of this Agreement as being timely paid to the Person in respect of which such withholding was made. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER Seller hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date (except, in each case, as to any representations and warranties that specifically related to another date, and then as of such date) as follows (except as expressly set forth in the disclosure schedule delivered by Seller to Buyer on the date hereof (the “Seller Disclosure Schedule”)): Section 4.1 Organization and Qualification. Seller is duly organized and is validly existing, under the Laws of its jurisdiction of organization, has all requisite power and authority to own or lease and operate its properties and assets and to carry on the Business as presently conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the conduct of the Business requires such qualification or license, except for such failure to be so qualified, licensed or in good standing, or to have such power or authority, that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Section 4.2 Corporate Authorization. Seller has full power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and each of the Transaction Documents to which it is a party has been duly and validly authorized by Seller. Section 4.3 Binding Effect. This Agreement and each of the Transaction Documents to which Seller is a party, when executed and delivered by the other parties thereto, will constitute a valid and legally binding obligation of Seller, and is Enforceable by Buyer against Seller. Section 4.4 Non-Contravention. The execution, delivery and performance by Seller of this Agreement, and the execution, delivery and performance by Seller of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the Organizational Documents of Seller, (b) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Seller under, or result in a loss of any benefit to which Seller is entitled under, any Material Contract, (c) result in the creation or imposition of any Lien with respect to the Purchased Assets or (d) except those set forth on Section 4.4 of the Seller Disclosure Schedule, require Seller to obtain any approval from or make any notice or filing with any Governmental Authority (the “Seller Governmental Approvals”). Section 4.5 Financial Information. Attached to Section 4.5 of the Seller Disclosure Schedule are true and complete copies of: (i) the unaudited balance sheet of the Business as of September 30, 2022, September 30, 2023 and May 31, 2024, and (ii) a summary unaudited income statement of the Business for the twelve month periods ended on September 30, 2022

13 and September 30, 2023 and the eight month period ended on May 31, 2024 (the “Financial Information”). The Financial Information has been prepared from and in accordance with the accounting books and records of the Business. Except as expressly set forth on Section 4.5 of the Seller Disclosure Schedule, the Financial Information presents fairly, in all material respects, the financial condition and results of the operations of the Business as of the respective dates and for the period indicated in such Financial Information, and the results of operations of the Business, for the respective periods covered thereby, in each case in accordance with GAAP (subject to the Accounting Exceptions) applied on a consistent basis throughout the period involved, except for the absence of footnotes. The systems of internal controls of the Business are sufficient to provide reasonable assurance that: (i) transactions are recorded as necessary to permit preparation of the Financial Information in conformity with GAAP (subject to the Accounting Exceptions); (ii) material receipts and expenditures are executed only in accordance with the authorization of management of the Business; (iii) the unauthorized acquisition, use or disposition of any of the assets that would materially affect the Financial Information are prevented and timely detected; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. Section 4.6 No Undisclosed Liabilities. Except for liabilities (a) expressly reflected or reserved for in any of the Financial Information, (b) expressly set forth in this Agreement or Section 4.6 the Seller Disclosure Schedule, (c) incurred in the ordinary course of business since May 31, 2024 or (d) arising under any Contract (other than liabilities resulting from a breach of any Contract or indemnity claims arising under any Contract), Seller has no liabilities with respect to the Business of any kind, character or description, whether known or unknown, absolute or contingent, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise. Section 4.7 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as expressly set forth on Section 4.7 of the Seller Disclosure Schedule, since May 31, 2024, (a) Seller has conducted the Business only in the ordinary course of business and in accordance in all material respects with applicable Laws and (b) there has not been any Material Adverse Effect. Section 4.8 Title and Sufficiency of Assets. Seller has good and valid legal title to, or a valid leasehold interest in, and owns, leases or has the legal right to use, all of the Purchased Assets, whether real, personal, tangible or intangible, free and clear of all Liens (except Permitted Liens). Except for the Assumed Liabilities related to Section 1.3(a), there is no Indebtedness of Seller or any of its Affiliates relating to any of the Purchased Assets. Except for the Excluded Assets, if Buyer was a nationally chartered bank, the Purchased Assets comprise all of the material assets and rights of Seller used in the conduct of the Business as presently conducted by Seller and are adequate for the Buyer to conduct the Business as presently conducted by Seller and will be adequate for the Buyer to conduct the Business immediately following the Closing on materially the same economic basis as before the Closing. Other than Seller, no Person, including any Affiliate of Seller, owns, leases or has any legal right to use any of the Purchased Assets. No Person, other than Seller, has any ownership or other lender rights in the Premium Financing Agreements, and Seller has not sold any loan participation rights in any of the Premium Financing Agreements. Seller is the sole servicer of the Premium Financing

14 Agreements. The Purchased Assets that are tangible personal property (whether owned or leased) are, in all material respects, in good operating condition and repair (ordinary and reasonable wear and tear excepted), and have been maintained in, and are suitable and adequate for continued use in, the ordinary course of business. Section 4.9 Intellectual Property. (a) Section 4.9(a) of the Seller Disclosure Schedule contains a complete and correct list of all active registrations of, and all pending applications to register any, Owned Business IP issued by, filed with, or recorded by any Governmental Authority, quasi- governmental authority, or registrar (“Seller Registered Intellectual Property”), including the jurisdiction where each item of such Seller Registered Intellectual Property is registered or filed, the applicable patent or registration number and application number, the record owner, and the legal or beneficial owner, and any action, filing and payment that must be taken or made within sixty (60) days after the Closing to maintain such Seller Registered Intellectual Property. All Seller Registered Intellectual Property are duly registered or pending in the name of Seller, otherwise in good standing, and not subject to any pending cancellation, interference, reissue, or reexamination proceeding. All required filings and fees related to the Seller Registered Intellectual Property have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars. All Owned Business IP is exclusively owned by Seller, free and clear of all Liens (other than Permitted Liens). All Seller Registered Intellectual Property and, to Seller’s Knowledge, all other Owned Business IP is valid, subsisting and enforceable. (b) Section 4.9(b) of the Seller Disclosure Schedule contains a correct, current and complete list of all Owned Software. All Owned Software (i) conforms in all material respects with all specifications, representations, warranties, and other descriptions established by the Seller or conveyed thereby to its customers or other transferees, (ii) is operative for its intended purpose, free of any material defects, and does not contain any Malicious Code; and (iii) has been maintained by the Seller in accordance with its contractual obligations to its customers. (c) Seller has entered into binding, valid and enforceable written Contracts with each contractor who has created or developed (or who has been involved in the creation or development of) Owned Business IP that assigns to Seller all right, title and interest such contractor has in such Owned Business IP. Each employee of Seller who has created or developed (or who has been involved in the creation or development of) Owned Business IP for or on behalf of Seller has irrevocably assigned to the Seller, either by valid, binding written agreement or operation of law, all right, title and interest such employee has in such Owned Business IP. To the Seller’s Knowledge, no contractor or employee is in violation of any such assignment agreements. (d) No Publicly Available Software has been incorporated in, linked to, distributed with, or otherwise used in connection with any Owned Software in any manner that may (i) require, or condition the use or distribution of any Owned Software on the disclosure, licensing, or distribution of any source code for any portion of such Owned Software or (ii)

15 otherwise impose any material limitation, restriction, or condition on the right or ability of the Seller to use, allow third parties to use, distribute, or enforce its rights in any Owned Software. (e) Seller has not received any written or oral communication in the last six (6) years alleging that Seller has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person or that the Seller requires a license to any of such Person’s Intellectual Property rights. The former and current conduct of the Business, and the products and services of Seller (including the sale, distribution and use of such products and services in connection with the Business), have not in the last six (6) years infringed, misappropriated, or otherwise violated, and do not infringe, misappropriate, or otherwise violate any Intellectual Property right of any Person. To Seller’s Knowledge, no Person has infringed, misappropriated, or otherwise violated, or is infringing, misappropriating, or otherwise violating any Owned Business IP. In the last six (6) years, Seller has not sent any notice to or asserted or threatened in writing any action or claim against any Person involving or relating to any infringement, misappropriation or other violation of Intellectual Property rights. The Seller is not the subject of any pending legal proceedings that alleges a claim of infringement, misappropriation, or other violation of any Intellectual Property of any Person, or challenges the ownership, use, patenting, registration, validity, or enforceability of any Owned Business IP (other than routine office actions in the course of prosecuting Owned Business IP), and to Seller’s Knowledge, no such claims have been asserted or threatened against the Seller. (f) Seller takes and has taken commercially reasonable actions to protect the confidentiality of trade secrets (including source code for material Owned Software) and other material confidential information included in the Owned Business IP including by requiring all Persons having access thereto to execute binding, written non-disclosure agreements or to have similar obligations by operation of law. To Seller’s Knowledge, there has not been any disclosure of any material trade secret included in the Owned Business IP to any Person in a manner that has resulted or is likely to result in the loss of trade secret rights in and to such information. (g) The Business IT Assets are operational, fulfill the purposes for which they were acquired or developed, have security, back-ups, and disaster recovery arrangements in place and hardware and Software capacity, support, maintenance, and trained personnel which are sufficient in all material respects for the current needs of the Business. The Seller has disaster recovery, data back-up, and security plans, procedures, and facilities and has taken commercially reasonable steps to safeguard the availability, security, and integrity of the Business IT Assets and all data and information stored thereon, including from unauthorized access and infection by Malicious Code. To the Seller’s Knowledge, the Business IT Assets have not suffered any material failure at any time. (h) The consummation of the transactions contemplated hereby will not result in any material loss or impairment of the Seller’s right to own or use any Business IP. Immediately subsequent to the Closing, the Business IP will be owned or available for use by the Buyer on terms and conditions substantially similar to those under which the Seller owns or uses the Business IP immediately prior to the Closing, without payment of additional fees. After Closing, Seller shall not have any ownership right, title or interest in any Owned Business IP, other than the Seller Names.

16 Section 4.10 Employee Benefits. (a) Section 4.10 of the Seller Disclosure Schedule sets forth a complete and accurate list of (1) all material employee benefit plans, programs and arrangements, including all profit-sharing, bonus, commission, stock option, stock purchase, restricted stock, phantom equity, pension, retirement, deferred compensation, post-retirement medical or life insurance, health, welfare, medical, dental, vision, incentive, sick leave or other leave of absence, short- or long-term disability, transaction, change-of-control, retention and salary continuation, plans, programs and arrangements (written or unwritten, formal or informal, funded or unfunded, insured or uninsured), in any case, established, maintained, sponsored or contributed to by Seller or any of its ERISA Affiliates for the benefit of any Employee or Business Service Provider in each case in effect on the date hereof and (2) each Employment Agreement, and pursuant to which Seller has any actual or contingent Liability or obligation to provide compensation and/or benefits in consideration for past, present or future services in each case in effect on the date hereof (collectively, the “Benefit Plans”). (b) Except as expressly set forth on Section 4.10(b) of the Seller Disclosure Schedule, each Benefit Plan has been established, maintained, funded, operated and administered in accordance with its terms and in accordance with applicable Law, including ERISA and the Code, in each case, in all material respects. As of the date hereof, there are no Legal Proceedings pending with respect to any Benefit Plan or Employment Agreement (other than routine claims for benefits in the ordinary course of business), and no Benefit Plan is under audit or investigation by the Internal Revenue Service, the Department of Labor or any other Governmental Authority. (c) Except as expressly set forth on Section 4.10(c) of the Seller Disclosure Schedule, neither Seller nor any of its ERISA Affiliates sponsor, maintain, contribute to or had any obligation to contribute to, and has not within the past six (6) year period, sponsored, maintained, contributed to or had any obligation to contribute to, any: (i) “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA, (ii) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), or (iv) “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). No Benefit Plan provides post-retirement health or life insurance benefits, other than: (a) group health plan continuation coverage as required to be provided under Code Section 4980B or Part 6 of Subtitle B of Title I of ERISA or other similar Laws for which the applicable covered Person pays the full premium cost of coverage; or (b) coverage that continues in the ordinary course of the operation of the Benefit Plan through the end of the month in which retirement or other termination of service occurs. (d) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable and current determination letter from the IRS, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such Benefit Plan is so qualified and that the Benefit Plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to Seller’s Knowledge, there are no facts or circumstances that would reasonably be expected to result in the loss of the qualification of such Benefit Plan.

17 (e) Except as expressly set forth on Section 4.10(e) of the Seller Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or together with any other events) will (i) entitle any Employee, Business Service Provider, contractor or other individual service provider of the Business or Seller to any payment, benefit or right under any Benefit Plan or otherwise, (ii) accelerate the time of payment or vesting of, or increase the amount of compensation or benefits payable to or on behalf of any Employee, Business Service Provider, contractor or other individual service provider of the Business or Seller under any Benefit Plan or otherwise; or (iii) result in the payment (whether in cash or property or the vesting of property) of any “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code). (f) True, correct, and complete copies of the following documents, with respect to each of the Benefit Plans (other than compensation-related plans (such as corporate bonus, equity or equity based incentive and nonqualified deferred compensation plans)) have been delivered to or made available to the Buyer, as applicable: (i) the plan document and the most recent summary plan description and (ii) a written summary of the material terms of any such Benefit Plan that is not set forth in a written document. (g) Each Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been established and maintained in compliance in all material respects with its terms and with the requirements of Section 409A of the Code and the Treasury Regulations thereunder. Section 4.11 Employment Matters. (a) Section 4.11(a) of the Seller Disclosure Schedule contains a true, complete and accurate list of all Employees and Business Service Providers as of the date hereof and sets forth for each such individual the following as of the date hereof: (i) name; (ii) title or position; (iii) hire date; (iv) 2023 and current annual base compensation rate or fee rate; (v) commission, bonus or other incentive-based compensation paid or payable in 2023 and 2024 as of the date hereof; (vi) classification as exempt or non-exempt under applicable law; (vii) full-time or part- time status, and whether such person is absent from active employment; and (viii) principal geographic location. No Employee or Business Service Provider resides or is otherwise located outside of the United States. (b) Section 4.11(b) of the Disclosure Schedule lists each employment agreement to which Seller is a party that cannot be terminated by Seller without any obligation to pay severance or provide advance notice (each, an “Employment Agreement”). (c) Seller is not a party to or bound by, and not been party or bound by in the past three (3) year period, a collective bargaining agreement or similar contract with any labor organization with respect to the Employees, and there are no labor organizations representing, purporting to represent or, to Seller’s Knowledge, attempting to represent any employee of Seller who provides services in connection with the Business with respect to his or her employment with Seller.

18 (d) There is no, and has not been for the past three (3) year period, any unfair labor practice charge against Seller pending, or to Seller’s Knowledge, threatened before the applicable Governmental Authority. (e) No Employee has filed any pending, and to Seller’s Knowledge there are no threatened, employment-related arbitration, lawsuit or administrative proceeding against Seller with respect to the Business. (f) There are no, and have not been in the past three (3) year period, strikes, lockouts, slowdowns or work stoppages pending or, to Seller’s Knowledge, threatened with respect to the Employees. (g) Seller is, and has been for the past three (3) years, in material compliance with all applicable Laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment, termination of employment, overtime, payroll, pay equity, equal employment, work authorization, worker classification, immigration, human rights and accommodation obligations, occupational health and safety, workers compensation, and employee privacy. Seller is not liable for and has not incurred any unresolved liability with respect to, any arrears of wages, salaries, fees, commissions, bonuses, severance, accrued and unused vacation, benefits or similar compensation that have come due and payable for services performed by any current or former Employee or Business Service Provider. There is no written or verbal commitment of agreement from the Seller to increase wages or modify the terms and conditions of employment or engagement of any Employee or Business Service Provider. (h) There is no action, claim, charge, grievance, complaint or suit relating to the employment or engagement, or termination of employment or engagement with respect to any current or former Employee or Business Service Provider, including with respect to payment of wages, fees, salary, overtime pay, bonuses, commissions or severance now pending or, to Seller’s Knowledge, threatened in writing, with respect to any persons currently or formerly employed or engaged by Seller. Seller is not a party to, or otherwise bound by, any material consent decree with, or citation by, any Governmental Authority with respect to the Business. (i) Section 4.11(i) of the Seller Disclosure Schedule sets forth a list of all Employees who are currently a party to any agreement that includes a confidentiality, intellectual property assignment, non-competition, non-solicitation and/or non-disparagement covenant that is protective of Seller. To Seller’s Knowledge, no Employee or Business Service Provider is in breach of any restrictive covenant obligation with any third-party by virtue of the services performed by such individual for the Business. (j) No mass layoff, plant closing or other triggering event necessitating notice under the Worker Adjustment Retraining and Notification Act (“WARN Act”) has occurred in the past three (3) years. Section 4.11(j) of the Seller Disclosure Schedule sets forth a true and complete list of all employees related to the Business who have been laid off by Seller, by date and location, in the ninety (90) day period preceding the date hereof.

19 (k) No executive-level Employee has provided written notice to Seller that he or she will terminate his or her status as an Employee within one (1) year of the Closing, and, to the Seller’s Knowledge, no executive-level Employee has any plans to terminate such status within one (1) year of the Closing. Except as set forth on Section 4.11(k) of the Seller Disclosure Schedule, no Employee is employed under a contract which cannot be terminated Seller with appropriate notice. (l) To Seller’s Knowledge, no Transferred Employee has ever been convicted of any state or federal criminal felony involving dishonesty or a breach of trust or any crime under 18 U.S.C. § 1033. Section 4.12 Material Contracts. Section 4.12 of the Seller Disclosure Schedule sets forth a list of the Material Contracts in effect as of the date of this Agreement (excluding any Benefit Plan). Seller has delivered or made available to Buyer true and complete copies of each Material Contract. All Material Contracts are legal and valid obligations of Seller, Enforceable against Seller and, to Seller’s Knowledge, each other party thereto, in each case in accordance with their terms, and are in full force and effect. There does not exist under any Material Contract any material violation, breach or event of default, or alleged material violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a material violation, breach or event of default thereunder on the part of Seller or any other Person that is a party to a Material Contract. To Seller’s Knowledge, there are no material disputes pending or threatened under any Material Contract included in the Purchased Assets. Section 4.13 Real Property. (a) Seller has made available to Buyer copies of the Real Property Leases (including all material amendments, extensions, renewals, guaranties and other material agreements with respect thereto). Seller has a valid and Enforceable leasehold interest in the real property subject to the Real Property Leases, free and clear of all Liens (other than Permitted Liens). With respect to each of the Real Property Leases, (i) Seller has not subleased, licensed or otherwise granted anyone the right to use or occupy any of the real property subject to the Real Property Leases and (ii) Seller has not collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein. Seller is in compliance in all material respects with the terms of all of the Real Property Leases, and the Real Property Leases is a legal, valid and binding agreement of Seller, and, to Seller’s Knowledge, of each other party thereto, Enforceable against Seller, and, to Seller’s Knowledge, against the other party or parties thereto, in each case, in accordance with its terms. Seller enjoys peaceful and undisturbed possession in all material respects under the Real Property Leases. As of the date hereof, Seller (x) is not in default under, and there are no outstanding notices of default or termination under, any of the Real Property Leases and, at the Closing, there shall not exist a default or an event which, with the passage of time or the giving of notice or both, would constitute a default on the part of Seller under the Real Property Lease, and (y) has not given a notice of default to any other party under any Real Property Lease. (b) The property leased to Seller under the Real Property Leases and all buildings, fixtures and improvements thereon (the “Leased Property”) are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the

20 purposes for which they are presently being used. To Seller’s Knowledge, there are no condemnation or appropriation or similar proceedings pending or threatened against any Leased Property or the improvements thereon. The Seller Group has not received written notice of, and to Seller’s Knowledge, there are no work orders, deficiency notices or other similar notices of non-compliance issued by any Governmental Authority or utility company with respect to the Leased Property that are outstanding, requiring work or repairs in connection with the Leased Property or any part thereof. To Seller’s Knowledge, there are no material physical, structural or mechanical defects in any of the buildings, building systems or improvements on any of the Leased Property which would materially impair the intended use of such Leased Property by Seller and all such buildings and building systems are in good operating condition and repair and are adequate for the uses to which they are being put. To the Sellers’ Knowledge, all certificates of occupancy and other permits or approvals legally required with respect to the occupancy and use of the Leased Property have been obtained and are currently in effect. (c) During the past five (5) years, Seller has not owned any real property with respect to the Business. Section 4.14 Taxes. In each case, solely in respect of the Purchased Assets and the Business: (a) All income and other material Tax Returns with respect to the Purchased Assets or the Business required to be filed have been duly and timely filed (taking into account applicable extensions) with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, complete and correct in all material respects, and all income and other material Taxes due with respect to the Purchased Assets or the Business have been fully and timely paid (taking into account applicable extensions), whether or not required to be shown on any Tax Return. There are no Tax deficiencies outstanding, assessed or proposed in writing against Seller relating to the Purchased Assets of the Business that has not been resolved. There are no audits, investigations or other proceedings relating to Taxes by any Governmental Authority relating to the Purchased Assets or the Business in progress, nor has Seller received any written notice or claim within the past four (4) years from any Governmental Authority that it intends to conduct such an audit, investigation or other proceeding. (b) Seller has not waived or agreed to or requested in writing any extensions of statutes of limitation that remain outstanding with respect to Seller in connection with any Tax Returns of Seller or with respect to any Taxes payable by Seller in relation to the Purchased Assets or the Business (other than extensions obtained in the ordinary course of business). (c) Seller has paid or has caused to be duly and timely withheld and paid over to the appropriate taxing authorities, all Taxes required to be so withheld and paid in connection with amounts paid or owing to any employee, agent, independent contractor, creditor, nonresident or foreign company, shareholder or other third party for all periods under all applicable Laws and has materially complied with all applicable information reporting requirements, in connection with amounts paid to any such Person.

21 (d) No written claim has been made by a Governmental Authority in a jurisdiction in which Seller does not currently file a Tax Return that Seller is or may be subject to taxation by that jurisdiction with respect to the Purchased Assets or the Business. (e) Seller is not a foreign person within the meaning of Section 1445 of the Code. (f) There are no Liens for Taxes upon any Purchased Asset except for Permitted Liens. (g) Seller, in relation to the Purchased Assets or the Business, is not a party to, nor is it bound by, nor does it have any obligation or liability under, any Tax allocation, sharing or indemnity agreement other than leases, loans and other Contracts entered into in the ordinary course of Seller’s business, a primary purpose of which is not the sharing of Taxes. (h) None of the Purchased Assets (i) is an interest in any joint venture, partnership or other Contract which is or is properly treated as a partnership for federal income Tax purposes, or (ii) an interest in any entity classified as a “controlled foreign corporation” within the meaning of Section 957 of the Code. (i) None of the Purchased Assets is (i) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, or (ii) “tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code. (j) Seller has not (i) claimed an employee retention tax credit under Section 2301 of the CARES Act, or (ii) deferred the payment of employment taxes under Section 2302 of the CARES Act or any other similar state or local Tax Law. (k) Seller is not liable for Taxes of any other Person as a result of successor liability, transferee liability, pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. income Tax Laws, or written contractual liability (other than leases, loans and other Contracts entered into in the ordinary course of Seller’s business, a primary purpose of which is not the sharing of Taxes). (l) Seller has not deferred any income pursuant to IRS Revenue Procedure 2004-34 or Treasury Regulation Section 1.451-5 or any corresponding or similar provisions of income Tax Law. (m) Seller has never used the cash receipts and disbursements method of accounting for federal or applicable state, local or foreign income Tax purposes. (n) Seller has timely paid over to the appropriate Governmental Authority all amounts required to be paid over under all escheat and unclaimed property Laws and has substantially complied with all escheat and unclaimed property Laws with respect to the Purchased Assets or Related to the Business. (o) This Section 4.14 constitutes the sole representations and warranties of Seller with respect to any Tax matters and the representations and warranties in this Section 4.14

22 may only be relied upon for any Tax period (or portion thereof) ending on or before the Closing Date, and not for any Tax periods (or portions thereof) beginning after the Closing Date. Section 4.15 Compliance with Law. (a) Seller and the Business are currently in, and during the past three years have been in, material compliance with applicable Law. Since the Look-Back Date, Seller has not (i) received any written notice from any Governmental Authority regarding any material violation of Law with respect to the Business or (ii) filed with, or otherwise provided to, any Governmental Authority any written notice regarding any material violation of Law with respect to the Business. There are no facts or circumstances which would be the basis for any notice, claim, assertion or other Action with respect to a material violation (or alleged material violation) of any applicable Law. (b) Section 4.15(b) of the Disclosure Schedule lists all material Governmental Authorizations held by Seller. Since the Look-Back Date, Seller has not received written notice from any Governmental Authority revoking, suspending, non-renewing, imposing any condition or limitation on, or threatening to revoke, suspend, non-renew or impose any condition or limitation any material Governmental Authorization or alleging that Seller is in material violation of any such Governmental Authorization. (c) All material Governmental Authorizations necessary for the conduct of the Business under and pursuant to applicable Law are in full force and effect and are not subject to any suspension, cancellation, material modification or revocation or any Actions related thereto, and, to Seller’s Knowledge, no such suspension, cancellation, material modification or revocation or Action is threatened as of the date hereof. Seller is not party to any Order, undertaking or agreement with any Governmental Authority which restricts the conduct of the Business in any material respect. (d) Since the Look-Back Date, solely as it relates to the Business, neither Seller, nor any Affiliate, director, officer or employee thereof, nor, to Seller’s Knowledge, any agent, representative, sales intermediary or other third party acting on behalf of Seller: (i) has taken any action in violation of any applicable Anti-Corruption Law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd 1 et seq.); or, to extent prohibited by Law, (ii) has offered, paid, given, promised to pay or give or authorized the payment or gift of anything of value, directly or indirectly through third parties, to any Public Official or other Person, for purposes of (A) influencing any act or decision of any Public Official or other Person in his or her official capacity; (B) inducing such Public Official to do or omit to do any act in violation of his or her lawful duty; (C) securing any improper benefit; or (D) inducing such Public Official or other Person to use his or her influence with a government, Governmental Authority, commercial enterprise owned or controlled by any government (including state owned or controlled facilities), or any other Person in order to assist the Business, or any Person related in any way to the Business, in obtaining or retaining business or directing any business to any Person. (e) Since January 1, 2015, Seller has complied in all material respects with all applicable International Trade Laws. The Seller has instituted and maintains policies and procedures reasonably designed to ensure compliance with International Trade Laws, including

23 the Laws in each jurisdiction in which the Business operates. As it relates to the Business, neither Seller, nor any Affiliate, director, officer or employee thereof, nor, to Seller’s Knowledge, any agent, representative, sales intermediary or other third party acting on behalf of Seller has had any dealings in a Sanctioned Country or with a Sanctioned Person. (f) The Seller has provided to Buyer copies of all examination reports, correspondence, reports of investigations, inquiries and other materials Related to the Business received from any Governmental Authority since the Look-Back Date that it is permitted to provide (which, for the avoidance of doubt, excludes such materials with the Office of the Comptroller of the Currency). All deficiencies or violations noted in such examination reports have either been resolved or are being resolved to the satisfaction of the applicable Governmental Authority, without any enforcement action being taken against the Seller. (g) Since the Look-Back Date, Seller has complied in all respects with all Laws prohibiting the provision by Seller of inducements or rebates to any other Person for Seller’s financing of any insurance policy. Seller has not paid, offered to pay, or paid to any insurance agent, broker or producer as an inducement or rebate for or in respect of any of the Premium Financing Agreements. Section 4.16 Legal Proceedings. (a) Since the Look-Back Date there have not been and there are no material Legal Proceedings pending or, to Seller’s Knowledge, threatened in writing against Seller with respect to the Business. Since the Look-Back Date there have not been any Legal Proceedings pending or, to Seller’s Knowledge, threatened in writing against Seller that, individually or in the aggregate, would have a material adverse effect on Seller’s ability to execute, deliver or perform this Agreement or any Transaction Document to which Seller is a party, or to timely consummate the transactions contemplated hereby or thereby. Seller is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority of competent jurisdiction or any arbitrator or arbitrators. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties, or awards binding on the Business. (b) Since the Look-Back Date there have not been and there are no Legal Proceedings pending, or to Seller’s Knowledge, threatened in writing against Seller by any insurance company whose insurance policies are financed pursuant to a Premium Financing Agreement. (c) Since the Look-Back Date there have not been and there are no Legal Proceedings pending, or to Seller’s Knowledge, threatened in writing against Seller by any insurance producer, agent, or broker that wrote an insurance policy that is financed pursuant to a Premium Financing Agreement. Section 4.17 Insurance. Section 4.17 of the Seller Disclosure Schedule contains a true and complete list of all insurance policies to which Seller is a party which provide coverage to or for the benefit of or with respect to the Business (each such policy set forth or required to be set forth on Section 4.17 of the Seller Disclosure Schedule, the “Insurance Policies”), indicating in each case the type of coverage, the name of the insured, the insurer, the premium, the expiration

24 date of each policy, the amount of coverage whether such policy is assignable to Buyer and the following information of open claims or claims closed in since August 27, 2024 for errors and omission matters (whether reported under any policy of insurance or not): name of claimant/customer; amount claimed; location of claim; date of alleged incident and date reported to the insurer of the Business; description of claim; underlying coverage of claimant involved, including carrier identification; expense reserve; indemnity reserve; amount of loss and expense paid to date; and in the case of closed matters, amount paid in judgment or settlement. Seller has delivered to Buyer true and complete copies of all such Insurance Policies. Section 4.17 of the Seller Disclosure Schedule also describes any self-insurance or co-insurance arrangements by or affecting Seller with respect to the Business, including any reserves established thereunder. Each Insurance Policy is in full force and effect and Seller has complied in all material respects with all obligations under each Insurance Policy. Seller has delivered to Buyer true and correct copies of the Insurance Policies. Seller is not in default with respect to and has not otherwise failed to comply with its obligations under any insurance policy maintained by it with respect to the Business. Seller has given timely notice to the insurer of all claims that may be insured thereby. Section 4.18 Related Party Transactions. Except as expressly set forth on Section 4.18 of the Seller Disclosure Schedule, no Affiliate of Seller or Employee or members of such Employee’s immediate family, (i) owns any direct or indirect interest of any kind in, or controls or has controlled, or is a manager, officer, director, shareholder, member or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, vendor, customer, landlord, tenant, creditor or debtor of Seller, (ii) owns or has an interest in, directly or indirectly, any property, asset or right, which is material to Seller, (iii) owes any money to or is owed any money by Seller, (iv) is a party to a Contract, or is involved in any business arrangement or other relationship, with Seller (whether written or oral), nor has Seller pledged any assets or guaranteed any obligations on behalf of any such Person or (v) has any claim or cause of action against Seller. Section 4.19 Premium Finance Loans. (a) The information set forth on Section 4.19(a) of the Seller Disclosure Schedule with respect to each Premium Financing Agreement is true and accurate as of June 30, 2024, and, as updated no more than three (3) days prior to the Closing, will be true and accurate as of such date. (b) Each Premium Financing Agreement included in the Purchased Assets, together with the related Premium Financing Documents, (i) arose in the ordinary course of Seller’s business consistent with Seller’s Credit and Collection Policy; (ii) has been originated and serviced in material compliance with all Laws applicable to the origination and servicing of the Premium Financing Agreements; (iii) is properly reflected on Seller’s books and records in accordance with accounting principles consistently applied to the Business; (v) notice has been delivered to the insurance company issuing the policy to which such Premium Financing Agreement is subject; (vi) is denominated and payable only in United States dollars by an obligor located in the United States; and (viii) the transfer thereof to Buyer does not trigger any stamp duty or similar transfer taxes.

25 (c) The related obligor on such Premium Financing Agreement (i) is neither a Governmental Authority nor a Sanctioned Person; and (ii) is not related to Seller. (d) The agreements, instruments and notes evidencing the premium financings documented by the Premium Financing Agreements and any security interest or collateral therefor (collectively, the “Premium Financing Documents”) are true, complete and correct copies of the original instruments or documents. Each loan file for each Premium Financing Agreement, to be delivered electronically at the Closing Date, contains all correspondence or other communication, Premium Financing Documents, files or other books and records that Seller reasonably believes are material to the origination and servicing of such Premium Financing Agreement. All signatures of each Premium Financing Document are genuine. At all times since the applicable date of origination, Seller has monitored and maintained the Premium Financing Agreements in a consistent manner in accordance with the Seller’s Credit and Collection Policy in the usual and ordinary course of business. (e) Seller has not received any notice, whether written or, to the Seller’s Knowledge, oral, involving any matters that are unresolved as of the date hereof from any Governmental Authority regarding any actual or alleged failure of the origination or servicing of any Premium Financing Agreement to be in material compliance with any applicable Law and where such actual or alleged failure of the origination or servicing of the Premium Financing Agreement to be in such material compliance would result in the failure of any of such Premium Financing Agreement to be valid, binding and Enforceable in accordance with its express terms. (f) Except as disclosed on Section 4.19(f) of the Seller Disclosure Schedule, to Seller’s Knowledge, the insurance policy financed by each Premium Financing Agreement is cancelable at any time by the related obligor, its successors, assigns and agents, and provides for the return of the applicable unearned premium to Buyer (as assignee of Seller), its successors and assigns, upon the cancellation thereof, subject to any applicable notice requirements imposed by the terms of the related Premium Financing Documents. (g) The insurance carrier related to such Premium Financing Agreement (i) is duly authorized to conduct business in the United States or any political subdivision thereof; (ii) is not an Affiliate of Seller; (iii) is not subject to an Event of Bankruptcy that has occurred and is continuing and has not been seized (or put in receivership or conservatorship or had a substantial portion of its property seized) by any Governmental Authority; and (iv) is not a Governmental Authority. (h) The insurance policy financed by each Premium Financing Agreement covers property and casualty insurance, is in full force and effect and is not an assigned risk commercial policy. The related Premium Financing Documents grant an irrevocable power of attorney or other legal authority from the related obligor to Seller and its successors and assigns, with full power of substitution, permitting Seller, and its successors and assigns, to exercise such obligor’s right to cancel the financed insurance policy and to receive the unearned premium. The financed premium for the related insurance policy financed by each Premium Financing Agreement has been fully paid to the insurance carrier or its agent, and Seller has satisfied all of its obligations with respect to such Premium Financing Agreement under the applicable Premium Financing Documents, other than with respect to the newly originated Premium Financing

26 Agreements disclosed in Section 4.19(h) of the Seller Disclosure Schedule. The insurance carrier issuing the related financed insurance policy has an unconditional, legal, valid and binding obligation to remit payment in full of the unearned premium to Seller and its successors and assigns, upon the cancellation of the financed insurance policy. (i) To Seller’s Knowledge, the obligations of the related insurance carrier with respect to such Premium Financing Agreement are not subject to, nor has there been asserted, any litigation or any right of rescission, set off, counterclaim or other defense. (j) To Seller’s Knowledge, no default exists with respect to a Premium Financing Agreement included in the Purchased Assets, except as disclosed in Section 4.19(j) of the Seller Disclosure Schedule. (k) No Premium Financing Agreement has been re-billed or re-written for credit-related reasons (except as required by applicable Law or permitted by the Seller’s Credit and Collection Policy) or had its payment terms extended for credit-related reasons (except as required by applicable Law or permitted by the Seller’s Credit and Collection Policy). (l) All Premium Financing Agreements included in the Purchased Assets are for commercial property and casualty purposes only and none are for consumer purposes. (m) Any cancellation by Seller of an insurance policy financed by a Premium Financing Agreement that occurred prior to the Closing Date was done in compliance with applicable Law, and all unearned premiums that are required to be returned under applicable Law and the related Premium Financing Documents have been returned in accordance with applicable Law. (n) Each Premium Financing Agreement included in the Purchased Assets has a valid, first priority, perfected security interest in the unearned premiums in a validly issued underlying insurance policy and any other Related Security, and Seller and its respective successor and assigns shall be entitled to enforce such rights under such Premium Financing Agreement. (o) The Premium Financing Documents related to such Premium Financing Agreement do not (i) require the related obligor or the related insurance carrier to consent to the transfer, sale or assignment of the rights and duties of the Seller thereunder; (ii) restrict the right of any assignee of Seller to exercise any power of attorney granted to Seller thereunder; or (iii) contain a confidentiality provision that purports to restrict the ability of Buyer to exercise its rights under any Premium Financing Agreement, including, without limitation, its right to review the related Premium Financing Documents. (p) No actual or intentional fraud has been committed by the related obligor or insured in connection with entering into any Premium Financing Agreement, by the agent or the broker with respect to the origination of the Premium Financing Agreement or by Seller in making, funding or servicing any Premium Financing Agreement, in each case, with respect to the Premium Financing Agreements included in the Purchased Assets.

27 (q) Seller has not entered into any Premium Financing Agreement with an obligor resident in any state in which Seller was not authorized to transact the business of an insurance premium finance company. (r) The proceeds of each Premium Financing Agreement have been distributed directly to the insurer of the underlying insurance policy or to the insurance agent, broker, agent or producer for payment to the insurance company. (s) For any cancelled insurance policy financed by a Premium Financing Agreement that was subsequently reinstated, such cancellation was made in compliance with applicable Law, and, if applicable, all unearned premiums required to be returned under applicable Law and the related Premium Financing Documents were returned. (t) Seller has implemented and maintained an anti-money laundering program pursuant to 31 USC 5318(h), and has undertaken a reasonable investigation to determine whether any of the obligors under any Premium Financing Agreement are involved in money laundering or terrorist financing in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the U.S.A. PATRIOT Act, the U.S. Bank Secrecy Act, or any regulation or requirement adopted pursuant thereto, as well as any other applicable law that relates to money laundering or terrorism financing. (u) The Premium Financing Agreements are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms on the Premium Financing Documents, or the exercise of any right thereunder, render the Premium Financing Agreements unenforceable, in whole or in part, or subject to any right of recission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. (v) Each Premium Financing Agreement constitutes the legal, valid and binding obligation of the related obligor thereunder to pay the full face amount thereof, Enforceable against such obligor in accordance with its terms. No obligor under any Premium Financing Agreement has provided notice (whether written or, to the Seller’s Knowledge, oral) to Seller that such obligor intends to attempt to avoid the enforceability of any term of any Premium Financing Agreement; (w) Immediately prior to the transfer to Buyer, Seller owned such Premium Financing Agreement free and clear of all Adverse Claims. No Premium Financing Agreement is subject to any valid defense, set off or counterclaim that has been asserted (whether written or, to the Seller’s Knowledge, oral) with respect to such Premium Financing Agreement. (x) The data tape attached as Section 4.19(x) of the Seller Disclosure Schedule is a true, correct and complete list of the Premium Financing Agreements being transferred from Seller to Buyer hereunder and all information set forth therein regarding the Premium Financing Agreements is true and correct in all material respects. (y) Except as set forth on Section 4.19(y) of the Seller Disclosure Schedule, the insurance policy premium financed by each Premium Financing Agreement is earned by the

28 related insurance company not more rapidly than short-rate except as to a maximum of a 35% minimum earned. Section 4.20 Governmental Licenses and Permits. (a) Section 4.20(a) of the Seller Disclosure Schedule sets forth each governmental qualification, registration, licenses, permit or authorizations (collectively, “Permits”) held by the Seller and Related to the Business. The Seller owns, holds, or possesses all Permits necessary to conduct the Business. (b) Except as set expressly forth in Section 4.20(b) of the Seller Disclosure Schedule, (i) all Permits are valid and in full force and effect, (ii) the Seller is not in default or violation, in any material respect, of any of the Permits, (iii) the Seller is not the subject of any pending or, to the Seller’s Knowledge, threatened Action seeking the revocation, suspension, limitation, termination, modification, impairment or non-renewal of any Permit, and (iv) since the Look-Back Date, the Seller has not received any oral or written notice or communication from any Governmental Authority regarding any revocation, suspension, limitation, termination, modification, impairment or non-renewal of any Permit or violation of any Permit. Section 4.21 Privacy and Data Security. (a) For the past four (4) years, Seller, to the extent Related to the Business, has been in and is in now compliance in all material respects with all Privacy and Security Requirements and does not engage in any undisclosed collection of Personal Information on its website. The execution of this Agreement and the consummation of the transactions hereunder will not violate any Privacy and Data Security Requirements in any material respects. (b) For the past four (4) years, Seller, to the extent Related to the Business, has not experienced any Security Breaches, and the Seller is not aware of any notices or complaints from any Person regarding a Security Breach. For the past four (4) years, Seller, to the extent Related to the Business, has not received any notices or complaints from any Person (including any Governmental Authority) regarding the unauthorized Processing of Protected Data or non-compliance with applicable Privacy and Security Requirements. For the past four (4) years, Seller, to the extent Related to the Business, has complied with all individual rights requests relating to the Processing of Personal Information under applicable Law. The Seller has the rights in all material respects to Personal Information to grant the rights and transfers thereof pursuant to this Agreement and the consummation of the transaction hereunder. (c) Seller, to the extent Related to the Business, has implemented, and has required all third parties that receive Personal Information from or on behalf of Business to implement, reasonable physical, technical and administrative safeguards consistent with industry standards that are designed to protect Protected Data from unauthorized access by any Person. Except as described in Seller’s privacy policy, Seller, to the extent Related to the Business, does not engage in the sale, as defined by applicable Law, of Personal Information. Section 4.22 Books and Records. The books and records of the Seller Related to the Business (a) have been maintained in all material respects in accordance with applicable Law;

29 and (b) accurately present and reflect, in all material respects, the Business and all transactions and actions related thereto. Section 4.23 Solvency. There are no bankruptcy, insolvency, reorganization, receivership or arrangement procedures pending with respect to, being contemplated by, or to the Seller’s Knowledge, threatened against Seller. Seller has valid business reasons to undertake the transactions contemplated hereunder and is not entering into such transactions with the actual intent to hinder, delay or defraud either present or future creditors, nor would the consummation of such transactions reasonably be expected to give rise to a claim of “fraudulent conveyance” or similar creditors’ claims. Assuming satisfaction of the conditions to Seller’s obligation to consummate the transactions hereunder, or waiver of such conditions, and after giving effect to such transactions, including the payment of the Purchase Price, Seller will be Solvent as of and immediately following the Closing. Section 4.24 Brokers’ Fees. Except for fees payable to Colonnade Securities LLC, there is no fee or commission payable by Seller to any investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller in connection with the transactions contemplated hereby. Section 4.25 No Additional Representations and Warranties. SELLER ACKNOWLEDGES AND AGREES THAT (I) THE ONLY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE BY BUYER ARE THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE IN THIS AGREEMENT AND IN CERTIFICATE(S) DELIVERED PURSUANT TO THIS AGREEMENT, AND SELLER HAS NOT RELIED UPON ANY OTHER REPRESENTATIONS OR OTHER INFORMATION MADE OR SUPPLIED BY OR ON BEHALF OF BUYER OR BY ANY OF ITS AFFILIATES OR REPRESENTATIVES, AND THAT BUYER WILL NOT HAVE ANY RIGHT OR REMEDY ARISING OUT OF ANY SUCH REPRESENTATION OR OTHER INFORMATION, (II) ANY CLAIMS THAT SELLER MAY HAVE FOR BREACH OF ANY REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES OF BUYER SET FORTH IN ARTICLE 5 (AS MODIFIED BY THE BUYER DISCLOSURE SCHEDULE) AND IN CERTIFICATE(S) DELIVERED PURSUANT TO THIS AGREEMENT. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date (except, in each case, as to any representations and warranties that specifically relate to another date, and then as of such date) as follows (except as expressly set forth in the disclosure schedule delivered by Buyer to Seller on the date hereof (the “Buyer Disclosure Schedule”)): Section 5.1 Organization and Qualification. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware. Buyer has all requisite corporate (or similar entity) power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties

30 and assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, reasonably be expected to materially adversely affect Buyer’s ability to execute, deliver or perform this Agreement or any Transaction Document, or to timely consummate the transactions contemplated hereby or thereby. Section 5.2 Corporate Authorization. Buyer has full corporate (or similar entity) power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and each of the Transaction Documents to which it is a party has been duly and validly authorized by Buyer and no additional corporate (or similar entity) authorization or consent by Buyer is required in connection therewith. Section 5.3 Binding Effect. This Agreement and each of the Transaction Documents to which Buyer is a party, when executed and delivered by the parties thereto, constitutes a valid and legally binding obligation of Buyer, and is Enforceable against Buyer. Section 5.4 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the Organizational Documents of Buyer, (b) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, or result in a loss of any benefit to which Buyer is entitled under, any Contract to which Buyer is a party or result in the creation of any Lien upon any of its assets or (c) except those set forth on Section 5.4 of the Buyer Disclosure Schedule, to obtain any approval from or make any notice or filing with any Governmental Authority (the “Buyer Governmental Approvals”). Section 5.5 Licenses and Permits. Buyer possesses all licenses or permits required for (a) Buyer’s execution, delivery or performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party, (b) Buyer’s operation of the Business from and after the Closing and (c) Buyer’s employment of the Transferred Employees from and after the Closing. Section 5.6 Legal Proceedings. There are no Legal Proceedings pending or, to Buyer’s knowledge, threatened against Buyer that, individually or in the aggregate, would have a material adverse effect on Buyer’s ability to execute, deliver or perform this Agreement or any Transaction Document, or to timely consummate the transactions contemplated hereby or thereby. Buyer is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority of competent jurisdiction or any arbitrator or arbitrators that, individually or in the aggregate, would have a material adverse effect on Buyer’s ability to execute, deliver or perform this Agreement or any Transaction Document, or to timely consummate the transactions contemplated hereby or thereby. Section 5.7 Governmental Orders. Buyer is not a party to or subject to any outstanding Order, agreement, memorandum of understanding or similar supervisory arrangement with, a

31 commitment letter or similar submission to, or extraordinary supervisory letter from any Governmental Authority that could prevent or materially delay the Closing, and, to the actual knowledge of Buyer, none are threatened to be issued or requested. Section 5.8 Financial Capability. Buyer and Guarantor reasonably expect that they will have at Closing, sufficient funds and adequate financial resources to satisfy its monetary and other obligations (including to consummate the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities) under this Agreement and has used good faith efforts to obtain such funds and financial resources. Buyer acknowledges that the obligations of Buyer under this Agreement are not contingent upon or subject to any conditions regarding Buyer’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the transactions contemplated hereby. Section 5.9 Solvency. Immediately after giving effect to the Closing (and any transactions related thereto or incurred in connection therewith), and assuming the representations and warranties contained in ARTICLE 4 are true and correct, Buyer shall (a) be able to pay its debts as they become due, (b) own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities), and (c) have adequate capital to carry on the Business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or the Business. Section 5.10 R&W Insurance Policy. Prior to or concurrently with the execution of this Agreement, Buyer has (a) delivered to Seller a copy of the final form of the R&W Insurance Policy and an executed copy of the conditional binder related thereto in escrow and (b) taken all other actions reasonably necessary to cause the R&W Insurance Policy to be conditionally bound as of the date hereof. The R&W Insurance Policy and related binder have not been revoked or terminated, nor, to the Knowledge of Buyer, no conditions exist that render such offer void, voidable or rescindable in whole or in part. The R&W Insurance Policy expressly excludes any rights of subrogation against any member of the Seller Group under this Agreement with respect to any claim made by any insured thereunder, except to the extent a payment of Loss under the R&W Insurance Policy was caused by Fraud of such member of the Seller Group. Section 5.11 Brokers’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any of its Affiliates who might be entitled to any fee or commission from Buyer or its Affiliates in connection with the transactions contemplated hereby. Section 5.12 Independent Investigation; Reliance. BUYER ACKNOWLEDGES AND AGREES THAT (I) THE ONLY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE BY SELLER ARE THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE IN THIS AGREEMENT AND CERTIFICATE(S) DELIVERED PURSUANT TO THIS AGREEMENT AND BUYER HAS NOT RELIED UPON ANY OTHER REPRESENTATIONS OR OTHER INFORMATION MADE OR SUPPLIED BY OR ON BEHALF OF SELLER OR BY ANY OF ITS AFFILIATES OR REPRESENTATIVES, INCLUDING ANY INFORMATION PROVIDED BY OR THROUGH SELLER’S

32 FINANCIAL ADVISORS, OR MANAGEMENT PRESENTATIONS, DATA ROOMS OR OTHER DUE DILIGENCE INFORMATION AND THAT BUYER WILL NOT HAVE ANY RIGHT OR REMEDY ARISING OUT OF ANY SUCH REPRESENTATION OR OTHER INFORMATION, (II) ANY CLAIMS THAT BUYER MAY HAVE FOR BREACH OF ANY REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN ARTICLE 4 (AS MODIFIED BY THE SELLER DISCLOSURE SCHEDULE) AND CERTIFICATE(S) DELIVERED PURSUANT TO THIS AGREEMENT, AND (III) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER SHALL ACQUIRE THE PURCHASED ASSETS, THE BUSINESS AND THE ASSUMED LIABILITIES WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION, MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IN “AS IS” CONDITION AND ON A “WHERE IS” BASIS. ARTICLE 6 COVENANTS Section 6.1 Access and Reports. Subject to applicable Law, upon reasonable advance notice from Buyer to Seller, Seller shall afford Buyer’s officers and other authorized Representatives (in each case provided that such Person will be bound by the Confidentiality Agreement and Buyer has agreed to be responsible to Seller for any breach thereof by such Person) reasonable access to the properties, books and records of Seller during normal business hours at the offices of Seller or via teleconference or virtual data room, and shall instruct the Representatives of Seller to cooperate with Buyer in its investigation of the Business, throughout the period prior to the Closing Date for the purpose of facilitating the consummation of the transactions contemplated hereby, provided, however, that the foregoing shall not require Seller (a) to permit any inspection, or to disclose any information, that in the reasonable judgment of Seller would result in the disclosure of any trade secrets or violate any of its obligations with respect to confidentiality, (b) to disclose information or materials protected by attorney client, attorney work product or other legally recognized privileges or immunity from disclosure, (c) to permit any environmental sampling, testing or other intrusive investigations of any property, or (d) to take any action that could cause material disruption to the business of Seller. In addition, in no event shall Buyer have access, at any time prior to the Closing, to any information regarding pending or proposed bids for new Contracts or any related information where Buyer or an Affiliate of Buyer also has submitted or intends to submit a bid for such Contract. All requests for information made pursuant to this Section 6.1 shall be directed to the Person designated by Seller in a notice given to Buyer (the “Seller Designee”), and all such information shall be governed by the terms of Section 6.4 and the amended and restated confidentiality agreement between Colonnade Securities LLC, on behalf of Seller, and Gracie Point, LLC, dated May 30, 2024 (the “Confidentiality Agreement”). In no event shall Buyer speak to any of the employees, customers, clients, distributors, vendors, lessors, lenders or other business relations of Seller without the prior written consent of the Seller Designee. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in the Agreement or Seller’s obligations under ARTICLE 8. Notwithstanding the foregoing, prior to the Closing Date, Seller agrees to cooperate with Buyer and provide Buyer and its Representatives such reasonable access to employees of

33 Seller as may be reasonably necessary for the purpose of: (i) the orderly transition of the Business and (ii) retention and onboarding of the employees of the Business. Section 6.2 Governmental Approvals; Third Party Consents. (a) On the terms and subject to the conditions of this Agreement, Seller and Buyer shall use reasonable best efforts to cause the conditions to Closing to be satisfied, to cause the Closing to occur and to effectuate the transactions contemplated by this Agreement and the other Transaction Documents, including taking all reasonable actions necessary: (i) to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing; and (ii) to obtain all authorizations, consents, orders, permits and approvals from and make all filings with all Governmental Authorities that are or become necessary for the execution, delivery and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby. Each party hereto shall promptly provide the other parties with copies of any substantive communication, including any written objection, litigation or administrative proceeding that challenges the transactions contemplated hereby that is received by such party from any Governmental Authority or any other Person regarding the transactions contemplated hereby provided, that any such notices furnished by the parties to one another may be redacted to the extent necessary to comply with applicable Law or to protect information protected by the attorney-client privilege or other privilege or the attorney work product doctrine; and, provided, further, that competitively sensitive information may be provided on an “outside attorneys only” basis. Further, Seller and Buyer shall consult with the other in advance of, and not participate in, any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless, to the extent not prohibited by such Governmental Authority, it gives the other party the opportunity to attend and observe. (b) Subject to applicable Law and except as required by any Governmental Authority, neither Seller nor Buyer shall: (i) enter into any agreement with any Governmental Authority not to consummate the transactions contemplated hereby without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed); or (ii) take any action that would be reasonably likely to prevent or materially delay the receipt of any required third party consents under Section 7.2(d). (c) Buyer agrees that Seller shall not have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any regulatory approvals or third party consents or because of the termination of any Contract or Permit as a result thereof or any Legal Proceeding commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such approvals or consents or any such termination. (d) Notwithstanding anything to the contrary herein, in connection with the exercise of any reasonable best efforts or other standard of conduct pursuant to this Agreement, Seller (and any of their respective Affiliates) shall not be required, in respect of any provision of this Agreement, to pay any fees, expenses or other amounts to any Governmental Authority or any party to any Contract (excluding, for the avoidance of doubt, ordinary course fees and expenses of their respective attorneys and advisors), commence or participate in any Legal

34 Proceeding or offer or grant any accommodation (financial or otherwise) to any third party, dispose of any assets, incur any obligations or agree to any of the foregoing. Section 6.3 Interim Operation Covenants of Seller. Except (A) as required by applicable Law or any Governmental Authority, (B) as otherwise contemplated hereby, (C) as Buyer may consent, which consent may not unreasonably be withheld, conditioned or delayed, (D) any Tax distributions, or (E) as expressly set forth in Section 6.3 of the Seller Disclosure Schedule, during the period from the date hereof until the Closing Date, and solely as it relates to the Business, the Purchased Assets, the Assumed Liabilities, and the Employees, Seller shall (a) conduct the Business in the ordinary course of business consistent with past practice, and (b) use commercially reasonable efforts to (i) preserve substantially intact the Business, (ii) maintain the businesses, assets, properties, physical facilities and operations of the Business, (iii) preserve and maintain, with respect to the Business, the relations and goodwill with suppliers, customers, lessors, vendors, licensors, lenders, creditors, employees, agents and others with whom Seller has had a material business relationship, (iv) maintain and preserve the books and records, Permits, Premium Financing Agreements and Marketing Agreements and insurance coverages of the Business, in each case, in substantially the same condition as of the date hereof, and (vii) confer with Buyer concerning matters of a material nature to the Business. (a) Notwithstanding the foregoing, during the period from the date hereof until the Closing Date, Seller shall not, in each case with respect to the Business, without the prior written consent of Buyer: (i) implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by Law or applicable accounting requirements; (ii) except as provided in this Agreement (including Section 6.8 hereto), terminate, enter into, establish, adopt, or materially amend any collective bargaining agreement or similar contract with any labor organization, Benefit Plan or Employment Agreement, or materially increase the wages, salary, bonus, benefits or other compensation of any Employee or Business Service Provider (other than in the ordinary course of business and consistent with past practices as it relates to annual merit increases), or enter into any severance, retention, change in control, transaction bonus or similar agreement or arrangement with any Employee or Business Service Provider other than, in any such case, (x) in the case of replacement hires or promotions or (y) as required by any Benefit Plan or Employment Agreement in effect as of the date of this Agreement; (iii) implement any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or benefits or other similar actions that could implicate the WARN Act; (iv) compromise or settle any Legal Proceeding (A) resulting in an obligation of Seller to pay more than $100,000 in respect of compromising or settling such Legal Proceeding or (B) in respect of any claim of Seller to receive any payment of more than $100,000 in respect of settling any Legal Proceeding;

35 (v) sell, lease, transfer, mortgage, pledge or otherwise dispose of any of its material assets, other than sales of inventory or equipment, sub-leases, licenses and other transactions in the ordinary course of business; (vi) acquire or dispose of (whether by merger, consolidation, acquisition of equity interests or assets or otherwise), directly or indirectly, any material assets, business or properties that would be Purchased Assets (assuming the Closing Date were to occur on the date of such asset purchase); (vii) terminate any Material Contract or amend or modify in any material respect any Material Contract; (viii) except Contracts entered into in the ordinary course of business or that are terminable upon notice of ninety (90) days or less without expense, enter into any Purchased Contract that, if entered into prior to the date hereof, would be required to be disclosed on Section 4.12 of the Seller Disclosure Schedule; (ix) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation or recapitalization of Seller; (x) enter into any Premium Financing Agreements which, individually or in aggregate, would cause the net book value of Purchased Assets to exceed $750,000,000; (xi) enter into any Contract with respect to any of the foregoing; or (xii) agree or resolve to take any of the actions prohibited by the foregoing clauses (i) through (xi). (b) Notwithstanding anything to the contrary set forth herein, Seller agrees to notify Buyer in writing (email is sufficient) prior to entering into any Premium Financing Agreement that would constitute an exception to Seller’s underwriting policies in effect as of the date hereof. (c) Nothing contained in this Agreement shall give Buyer, directly or indirectly, rights to control or direct the operations of the Business before the Closing Date. Before the Closing Date, Seller shall, consistent with the terms and conditions of this Agreement, exercise complete control and supervision over its operations of the Business. Section 6.4 Public Disclosure; Confidentiality. (a) Notwithstanding anything to the contrary contained in this Agreement, from and after the date hereof, no party shall make any press release or similar public announcement or public communication relating to this Agreement unless specifically approved in advance by Buyer and Seller, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, nothing in this Section 6.4(a) shall prevent any party from (i) making any public announcement or disclosure it believes in the reasonable opinion of counsel is required by Law, (ii) discussing this Agreement, and Transaction Document or the

36 transactions contemplated hereby and thereby with those Persons whose consent is required for the consummation of such particular transaction or transactions in which case, such party shall notify the other party and: (1) consult with the other party on the form and content of the announcement or disclosure; (2) if applicable, seek (or allow the other party to seek) confidential treatment for part or all of the announcement or disclosure; and (3) announce or disclose only those matters that are legally required to be announced or disclosed. Notwithstanding the foregoing, if the filing of this Agreement with a Governmental Authority or stock exchange on which securities issued by a party hereto or its Affiliate are traded is required by applicable Law, the parties shall coordinate in advance with each other in connection with such filing and consider the other party’s reasonable input; provided, however, that each party will ultimately retain control over the information to disclose to such Governmental Authority or stock exchange, as the case may be. Neither Seller nor any advisor to Seller shall issue or cause the publication following the Closing of any tombstone or similar advertisement without the prior written approval of Buyer. (b) From and after the date of this Agreement, Seller shall, and shall cause its Affiliates to, keep confidential the Business Confidential Information, and Buyer shall, and shall cause its Affiliates to, keep confidential the Seller Confidential Information except (i) to the extent that it is reasonably necessary to disclose the Confidential Information to obtain the Seller Governmental Approvals, the Buyer Governmental Approvals or required third party consents under Section 7.2(d), (ii) for disclosures otherwise made in satisfaction of any of the obligations under this Agreement, (iii) to the extent required by applicable Law, (iv) as made public prior to the date of this Agreement by either party not in violation of this Agreement, and (v) in response to any summons, subpoena or other legal process or formal or informal investigative demand. (c) The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall terminate. If this Agreement is terminated prior to the Closing, then the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Section 6.5 Exclusive Dealing. During the period from the date hereof through the Closing or the earlier termination of this Agreement, Seller shall not and shall not authorize or permit any of its Affiliates or any of its or their Representatives to take any action to solicit, encourage, initiate or engage in discussions or negotiations with any Person (other than Buyer and its Affiliates and Representatives) enter into any agreements or other instruments (whether or not binding) concerning any sale of the Business or the Purchased Assets. Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to any sale of the Business or the Purchased Assets. In addition to the other obligations under this Section 6.5, Seller shall promptly (and in any event within two (2) Business Days after receipt thereof by Seller or its Representatives) advise Buyer orally and in writing of any proposal concerning, or any request for information with respect to, the sale of the Business or the Purchased Assets. Section 6.6 Non-Competition.

37 (a) Seller agrees as follows: (i) During the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the “Non-Competition Period”), the Seller will not, directly or indirectly, (whether by itself, through an Affiliate or in partnership or conjunction with, or as a partner, member, equityholder, officer, director, manager, principal, agent, trustee, consultant or any other relationship or capacity, any other Person), (A) own, operate, join, manage, control, undertake, participate in, engage in or act as a consultant or advisor to or otherwise assist any Person in operating, joining, managing, controlling, undertaking, participating in or engaging in, the origination, acquisition or servicing of property and/or casualty insurance premium financing loans, in each case in the United States (the “Restricted Business”), or (B) have an interest in any Person engaged, directly or indirectly, in the Restricted Business, directly or indirectly, in any capacity, including, without limitation, as a partner, member, equityholder, officer, director, manager, principal, agent, trustee or consultant or any other relationship or capacity, except as permitted herein; provided, however, that Seller shall not be prohibited from owning up to five percent (5%) of the outstanding stock of a corporation that is publicly traded on a national securities exchange or in the over-the- counter market so long as Seller (i) has no active participation in connection with the business of such corporation and (ii) is not a controlling person of, or a member of a group that controls such corporation. (ii) During the Non-Competition Period, neither Seller nor any of its controlled Affiliates shall, directly or indirectly, solicit or induce or attempt to solicit or induce any Employee to leave the employ of or sever such Employee’s engagement with Buyer, or hire or engage or attempt to hire or engage any Employee, provided that nothing herein shall restrict or preclude Seller from making generalized employment solicitations by use of non-directed advertisements in the media (including trade media) or otherwise, so long as such non-directed advertisements are not targeted at the Employees. (b) The covenants and undertakings contained in this Section 6.6 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.6 may cause irreparable injury to Buyer, the amount of which may be difficult to estimate or determine and which may not be adequately compensated. Accordingly, the remedy at law for any breach of this Section 6.6 may be inadequate. Therefore, in addition to any and all other rights and remedies that may be available to it in respect of such breach, Buyer will be entitled to seek a temporary restraining order, injunction or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.6 (without any requirement to post bond). The parties agree that, if any court of competent jurisdiction determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.6 is unreasonable, arbitrary, overbroad or against public policy, then a court of competent jurisdiction shall reform, modify or blue-pencil such covenant to a lesser period of time, geographical area, business limitation or other relevant feature and enforce such restriction to the maximum extent permitted by applicable law. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or

38 unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. Section 6.7 Access to Records after Closing. (a) On the Closing Date, the Parties shall cooperate in good faith and use their commercially reasonable efforts for the orderly and efficient transfer to Buyer all agreements, documents, books and records, files and other information, and all computer disks, records, tapes and any other storage medium on which any such agreements, documents, books and records, files and other information is stored, in any such case relating to the Purchased Assets that are in the possession of or under the control of the Seller (other than any Tax Returns of the Seller). If any such computer disks, records, tapes or other storage medium contain information that does not relate to the Purchased Assets, Seller shall provide access to the information stored thereon that relates to the Purchased Assets and on or prior to the Closing Date permanently delete all such information from the existing computer disks, records, tapes or other storage medium that is retained by Seller except for information that is (x) automatically maintained on routine computer system backup tapes, disks or other backup storage devices (as long as such backed-up information is not used, disclosed or otherwise recovered from such backup devices) or (y) required to be retained by bona fide internal document retention policies or applicable Law (as long as such information is only accessible to compliance personnel and only for compliance- related purposes). (b) Notwithstanding Section 6.7(a), following the Closing, Buyer shall, and cause its Affiliates to, use its commercially reasonable efforts to destroy or return all books and records not Related to the Business (the “Seller Documentation”) discovered by Buyer in the ordinary course. For the avoidance of doubt, Buyer shall have no affirmative obligation to review the books and records transferred to Buyer by Seller pursuant to this Agreement for purposes of identifying any Seller Documentation. To the extent any such Seller Documentation is not destroyed or returned to Seller, Buyer shall, and shall cause its Affiliates to, keep the Seller Documentation strictly confidential and shall (i) not use the Seller Documentation for any purpose; (ii) comply with all applicable laws and regulations in protecting the confidentiality of the Seller Documentation (including but not limited to Privacy and Data Security Requirements); (iii) refrain from using such Seller Documentation for any unlawful purpose; and (iv) use appropriate safeguards to protect the confidentiality of the Seller Documentation. Notwithstanding the foregoing, Buyer may disclose such Seller Documentation if, in the written opinion of Buyer’s counsel, disclosure is required by applicable Law, provided that Buyer shall: (a) take all reasonable steps to preserve the confidentiality of the Seller Documentation, including requesting that the Seller Documentation not be disclosed to non-parties or the public; (b) give the Seller prompt prior written notice of such request or requirement so that the Seller may seek an appropriate protective order or other remedy; and (c) cooperate with the Seller to obtain such protective order. In the event that such protective order or other remedy is not obtained, Buyer (or such other Persons to whom such request is directed) will furnish only that portion of the Seller Documentation which, on the written advice of Buyer’s counsel, is legally required to be disclosed and, upon the Seller’s request, use its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

39 (c) For a period of five (5) years after the Closing Date, Seller and its Affiliates and its Representatives shall have reasonable access to all of the books and records of the Business, only to the extent that such access may reasonably be required in connection with matters relating to or affected by the operations of Seller prior to the Closing Date for purposes of the preparation of Seller’s (or its Affiliates’) financial reports or Tax Returns, any Tax audits and the defense or prosecution of Legal Proceedings (other than any litigation or dispute between Seller or its Affiliates, on the one hand, and Buyer or its Affiliates, on the other hand). Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. If any such books or records, or any other documents which Seller or its Affiliates have the right to have access to pursuant to this Section 6.7(c) are produced by Buyer or any of its Affiliates to an actual or potentially adverse party (e.g., in litigation or in connection with a government investigation), Buyer shall endeavor to make all such books, records and/or documents produced available for inspection and copying by Seller, at Seller’s sole expense, concurrently with the production of such books, records and/or documents. (d) Buyer shall provide to Seller or its Affiliate so requesting, reasonable assistance by providing employees of the Business to act as witnesses, at Seller’s sole expense, in support of the activities described in Section 6.7(c). (e) Seller and its Affiliates may retain copies of any Contracts, documents or records of Seller (“Seller Records”): (i) for archival purposes, (ii) which relate to properties or activities of Seller or its Affiliate other than the Business, (iii) which are required to be retained pursuant to any legal requirement or are subject to the attorney-client privilege, or (iv) for financial reporting purposes, for Tax purposes or for legal defense or prosecution purposes. For so long as such information is retained by Seller in accordance with Section 6.7. Buyer and its Affiliates and its Representatives shall have reasonable access to Seller Records, to the extent that such access may reasonably be required for purposes of the preparation of Buyer’s (or its Affiliates’) financial reports or Tax Returns, any Tax audits, the defense or prosecution of Legal Proceedings (other than any litigation or dispute between Seller or its Affiliates, on the one hand, and Buyer or its Affiliates, on the other hand). Such access shall be afforded by Seller upon receipt of reasonable advance notice and during normal business hours. If any such books or records, or any other documents which Buyer or its Affiliates have the right to have access to pursuant to this Section 6.7 are produced by Seller or any of its Affiliates to an actual or potentially adverse party (e.g., in litigation or in connection with a government investigation), Seller shall endeavor to make all such books, records and/or documents produced available for inspection and copying by Buyer, at Buyer’s expense, concurrently with the production of such books, records and/or documents. (f) Seller shall provide to Buyer or its Affiliate so requesting, reasonable assistance by providing employees of the Business to act as witnesses, at Buyer’s expense, in support of the activities described in Section 6.7(c). Section 6.8 Employees and Employee Benefits. (a) Buyer shall, or shall cause its Affiliate to, offer employment as of the Closing Date to each Employee set forth on Section 6.8(a) of the Seller Disclosure Schedule; provided that, any Employee who is absent from work due to being on short-term or long-term

40 disability or workers’ compensation shall not be offered employment to the extent they do not return to employment within six (6) months following the Closing Date. Any Employee who accepts the offer of employment as described above is referred to herein as a “Transferred Employee”. Buyer shall provide Seller with prompt written notice of each Employee who becomes a Transferred Employee, whereupon Seller shall terminate the employment of such Employee. Notwithstanding the foregoing, in no event shall Buyer be obligated to hire any Employees who do not pass Buyer’s standard background check, including financial and credit checks, and drug screening, in each case, to the extent such checks and screenings are permitted by applicable Law. Furthermore, it is understood and agreed that (A) Buyer’s employment of any Transferred Employee shall not constitute a commitment, contract or understanding (express or implied) of an obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration and (B) employment offered by Buyer is “at will” and may be terminated by Buyer or by a Transferred Employee at any time for any reason. For the avoidance of doubt, nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Transferred Employees after the Closing Date or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, benefits, other compensation, or terms or conditions of employment of such Transferred Employees after the Closing, in accordance with applicable law. Seller shall retain all WARN Act Liabilities in connection from the termination of any (i) Employee prior to the Closing, and (ii) Employee that does not become a Transferred Employee at the time of Closing due to his or her refusal to accept Buyer’s offer of employment. Buyer shall retain all WARN Act Liabilities in connection from the termination of any (i) Employee that does not become a Transferred Employee at the time of Closing due to Buyer’s refusal to hire such Employee, and (ii) any Transferred Employees thereafter. (b) Seller shall be responsible for the filing of Form W-2s with the IRS and any required filing with state tax authorities with respect to wages and benefits paid to each Transferred Employee while employed with Seller. Any Employees who have not accepted Buyer’s offer of employment shall remain the responsibility of Seller, and Buyer shall have no Liability or obligation whatsoever to any such Employees, except as set forth in Section 6.8(a) above. Except as set forth in Section 6.8(a) above, Seller shall be responsible for any and all Liabilities, obligations or payments (including unpaid salary or bonuses, equity grants and accrued vacation) owing to any Employees who do not become Transferred Employees in connection with their employment by Seller due to his or her refusal to accept Buyer’s offer of employment. (c) Buyer shall, or shall cause its Affiliates to, use commercially reasonable efforts to credit for all years of service of each Transferred Employee provided prior to the Closing Date for all purposes, including eligibility to participate and vesting, under all compensation and benefit plans, programs and policies (excluding any transaction, retention or change of control bonus and any equity-based, phantom equity, defined benefit pension, non- qualified deferred compensation, retiree medical insurance and retiree life insurance) that are established and maintained by Buyer or any of its Affiliates for the benefit of such Transferred Employees after the Closing Date, except to the extent such credit would result in a duplication of benefits or retroactive contributions. With respect to each Transferred Employee, Buyer shall maintain from the Closing Date through the earlier of (A) twelve (12) months following the Closing Date, (B) the date that Buyer terminates such Transferred Employee, or (C) the date such

41 Transferred Employee voluntarily resigns, with (i) no less than the same wage rate or cash salary in effect immediately prior to the Closing Date and (ii) employee benefits (excluding any transaction, retention or change of control bonus and any equity-based, phantom equity, defined benefit pension, non-qualified deferred compensation, retiree medical insurance and retiree life insurance) at Buyer’s election that are (x) no less favorable in the aggregate than the employee benefits provided to him or her immediately prior to the Closing Date or (y) no less favorable in the aggregate than the employee benefits provided to similarly situated employees of Buyer. (d) Buyer shall, or shall cause its Affiliates to, use commercially reasonable efforts, to arrange for each Transferred Employee (and his or her eligible dependents) to be covered immediately following the Closing Date by a group health plan that provides health benefits (within the meaning of Section 5000(b)(1) of the Code) that (i) does not limit or exclude coverage on the basis of any pre-existing condition of such Transferred Employees or their dependents (other than any limitation already in effect under Buyer’s group health plan), and (ii) provides Transferred Employees full credit, for the year during which the Closing occurs, for any deductible already incurred by such Transferred Employees under Seller’s group health plan and for any other out-of-pocket expenses that count against any maximum or minimum out-of-pocket expense provision of Buyer’s group health plan. (e) Seller shall retain all Liabilities with respect to any accrued and unused vacation or paid time off, bonus and commission payments, change in control bonus, transaction bonuses or similar benefits payable to any Transferred Employee in connection with the consummation of the transactions contemplated by this Agreement (including, for the avoidance of doubt, the employer-paid portion of any related payroll and other employment Taxes) and shall pay to each Transferred Employee such amounts that are owed to such Transferred Employees in accordance with such Transferred Employees’ payroll schedule (unless prohibited by applicable Law) and all annual bonuses which Seller historically paid to such Transferred Employees, calculated as of the Closing Date based on the metrics Seller historically employed for calculating such bonuses. (f) At or immediately prior to the Closing, to the extent practicable, Seller shall assign to Buyer, its Affiliates, each contract between Seller or its Affiliates and any current or former Employee, officer, director, or other individual service provider (including each Transferring Employee) who has provided services to the Business that contains non-solicitation, non-interference, non-competition, non-disparagement or similar covenants. To the extent that any such confidentiality, non-solicitation, non-interference, non-competition, non-disparagement or similar contract cannot be assigned to Buyer under applicable Law or the terms of such contract, Seller will reasonably cooperate with and assist Buyer, at Buyer’s sole expense (including attorneys’ fees) in asserting new claims thereunder relating to the conduct of the Business for the benefit of Buyer, and Seller shall not take any action that would be reasonably likely to jeopardize or otherwise interfere with Buyer’s ability to obtain remedies thereunder. (g) With respect to employment Tax matters (i) Buyer shall not assume Seller’s obligation to prepare, file and furnish IRS Form W-2s with respect to wages and benefits paid to each Transferred Employee while such Transferred Employee was employed with Seller; (ii) Seller and Buyer shall utilize the “standard procedure” with respect to each Transferred Employee pursuant to the procedure prescribed by Section 4 of Revenue Procedure 2004-53; and

42 (iii) Seller and Buyer shall work in good faith to adopt similar procedures under applicable wage payment, reporting and withholding Laws for all Transferred Employees in all appropriate jurisdictions. (h) Seller acknowledges and agrees that Seller will be liable for any claims made, incurred or accrued by Transferred Employees and their beneficiaries prior to (i) the termination of employment with Seller or (ii) the Closing, whichever occurs earlier, under any Benefit Plan. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit. (i) As soon as administratively practicable following the Closing Date, Seller shall take all steps necessary to cause the Transferred Employees to be eligible to receive a distribution of their vested account balance from any Benefit Plan that contains a cash or deferred arrangement under Code Section 401(k) (the “Seller 401(k) Plan”). As soon as administratively practicable following the Closing Date and to the extent permitted by applicable Law, Buyer shall provide the Transferred Employees with access to enroll in a defined contribution qualified retirement plan with a cash or deferred arrangement of Buyer or an ERISA Affiliate of Buyer and shall accept rollovers of such distributions, including any outstanding participant loans, from Transferred Employees that so elect a rollover of their vested account balances from the Seller 401(k) Plan. The Parties agree to cooperate as reasonably necessary so as not to place any participant loan with respect to a Transferred Employee’s rollover account into default during the period from the Closing Date until the rollover is completed; provided, that such Transferred Employee continues making loan repayments on a timely basis during such period. (j) At Closing, Buyer (or an Affiliate thereof) shall enter into a retention agreement with such Transferred Employees set forth on Schedule 6.8(j) agreeing to pay such amounts to such Transferred Employees set forth on such schedule, and such other Transferred Employees as determined by Buyer in consultation with Eric Sepci and John Costa, the terms of which shall be substantially similar to the terms set forth in the form retention agreement attached hereto as Exhibit F (collectively, the “Retention Agreements”). The aggregate amount of retention payments to be made under the Retention Agreements shall be no less than One Million Five Hundred Thousand Dollars ($1,500,000), less any amounts forfeited by the Transferred Employees party to the Retention Agreements pursuant to the terms of such Retention Agreements. (k) Nothing herein is intended to, and shall not be construed to, create any third party beneficiary rights of any kind or nature, including, without limitation, the right of any Employee or other individual to seek to enforce any right to compensation, benefits, or any other right or privilege of employment with Seller or Buyer. Nothing in this Section 6.8 shall (i) be construed or interpreted to be an amendment to any benefit plan, (ii) prevent Seller, Buyer or any of their respective Affiliates from amending or terminating any of their respective benefit plans in accordance with the applicable terms therein or (iii) prevent Buyer or any of its Affiliates, after the Closing, from terminating the employment of any Transferred Employee.

43 Section 6.9 Employee Records Transfer. Buyer shall obtain and deliver to Seller the Employee’s request and consent to Seller’s transfer of the Employee’s official personnel file to Buyer as soon as administratively practicable following the Closing Date. Section 6.10 Other Misdirected Assets and Payments. If Buyer or any of its Affiliates, on the one hand, or Seller or any of its Affiliates, on the other hand, shall receive any income, proceeds or other monies in respect of, or is in possession of, any assets (including, in the case of Seller or its Affiliates, any Purchased Asset, or in the case of Buyer or its Affiliates, any Excluded Asset) as to which the other is entitled or to which the other is entitled to receive the benefit (the “Misdirected Assets”), Buyer or Seller, as applicable, upon becoming aware of such fact, shall cause the Person receiving such payment or having possession of such asset to (i) remit any such income, proceeds or other monies to the designated bank account of the applicable party or its designated Affiliate on or before the second (2nd) Business Day after Seller’s discovery of such Misdirected Asset, and (ii) promptly cause the transfer, assignment, conveyance and delivery of any other Misdirected Asset to the other party or its designated Affiliate, in each case without the payment of any consideration. Section 6.11 Tax Matters. (a) Proration of Taxes. To determine the Liability for Taxes for a portion of a Taxable year or period that begins on or before and ends after the Closing Date (a “Straddle Period”), the determination of the (i) ad valorem, property and similar Taxes for the portion of the year or period ending on the Closing Date shall be an amount equal to the product of (A) such ad valorem, property and similar Taxes for the Straddle Period, multiplied by (B) a fraction, the numerator of which is the number of days from the beginning of such Straddle Period up to and including the Closing Date, and the denominator of which is the total number of days in the Straddle Period (“Pre-Closing Property Taxes”); (ii) in the case of Taxes in the form of interest or penalties, all such Taxes shall be treated as attributable to a Pre-Closing Tax Period to the extent relating to a Tax for a Pre-Closing Tax Period whether such items are incurred, accrued, assessed or similarly charged on, before or after the Closing Date; and (iii) in the case of all other Taxes for a Straddle Period (including income Taxes, employment Taxes, and sales and use Taxes) the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined as if Seller filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending as of the end of the day on the Closing Date using a “closing of the books methodology.” (b) Transfer Taxes. All federal, state, local or foreign or other excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes and fees that may be imposed or assessed as a result of the transactions contemplated hereby, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties (“Transfer Taxes”), shall be borne and paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer; provided, however, that Buyer’s aggregate liability for Transfer Taxes shall not exceed $25,000 and Seller share be solely responsible for any excess. The Party responsible under applicable Law for filing each Tax Return with respect to such Transfer Taxes shall, at its own expense, timely file any Tax Return or other document with respect to such Transfer Taxes and provide a copy of any such Tax Return or other document to the other Party for such Party’s review and approval, which is

44 to not be unreasonably withheld, conditioned, or delayed (and the Parties shall cooperate with respect thereto as reasonably necessary). (c) Allocation. (i) The Purchase Price, the Assumed Liabilities and any other consideration for the Purchased Assets, as determined for United States federal income Tax purposes pursuant to Treasury Regulations Section 1.1060-1(c) (the “Tax Purchase Price”), shall be allocated for such purposes as provided in Treasury Regulations Section 1.1060-1(c) and the Treasury Regulations referred to therein in the manner specified in Section 6.11(c)(ii). Buyer and Seller shall execute and file all federal (and applicable state and local) income Tax Returns in a manner consistent with any allocations agreed or determined pursuant hereto and shall not take any position in any other Tax Return, before any Governmental Authority, or in any Tax proceeding that is inconsistent with any such allocation, except pursuant to a final “determination” (as defined in Section 1313(a) of the Code or corresponding provision of state, local or foreign Law). Buyer and Seller shall timely file any IRS Form 8594 and any other United States federal income Tax Return prepared in a manner consistent with the allocations agreed or determined pursuant hereto and shall file any other Tax Return with any state, local or foreign Governmental Authority in a manner that is not inconsistent therewith. Any redetermination of the Tax Purchase Price within the meaning of Treasury Regulations Section 1.338-7 shall be made as required thereby and shall be taken into account by Buyer and Seller in carrying out the provisions hereof and the preparation and filing of Tax Returns referred to above to the extent applicable. (ii) No later than sixty (60) days following the finalization of the Purchase Price pursuant to this Agreement, Buyer shall prepare and submit to Seller an allocation of the Tax Purchase Price among the Purchased Assets (the “Purchase Price Allocation Schedule”) as described in this Section 6.11(c) and the methodology set forth in Schedule 6.11(c); provided that no amount shall be allocated to any restrictive covenants. Such allocation shall be binding upon the parties (and their respective Affiliates), provided that if Seller believes that such allocation is incorrect it shall so inform Buyer in writing no later than thirty (30) days after delivery of such allocation to Seller and shall provide Buyer with the reasons for its disagreement along with reasonably sufficient information to support the reasons for Seller’s disagreement. The parties shall endeavor in good faith to resolve any such disagreement consistent with the methodology set forth in Section 6.11(c) and if they fail to do so, any disagreements regarding the allocation required by this Section 6.11(c) shall be submitted for final and binding resolution to a tax partner at an Independent Accounting Firm to resolve such disagreements (the “Tax Arbitrator”). The Tax Arbitrator shall be a tax partner at an Independent Accounting Firm selected by mutual agreement of Buyer, on the one hand, and Seller, on the other hand; provided that if the parties are unable to agree on a tax partner at an Independent Accounting Firm to act as the Tax Arbitrator, each party shall select an Independent Accounting Firm and such firms together shall select a tax partner at another Independent Accounting Firm to act as the Tax Arbitrator. The Tax Arbitrator shall only consider those items as to which Buyer and Seller have disagreed and must resolve the matter in accordance with the terms and provisions of this Section 6.11(c).

45 Buyer, on the one hand, and Seller, on the other hand, each shall submit to the Tax Arbitrator its proposed determined of fair market value or other item in dispute, together with such appraisals or other information relevant to fair market value and such other evidence relevant to the resolution of other items as it desires to support its proposal. The Tax Arbitrator shall deliver to Buyer and Seller, as promptly as practicable and in any event within ninety (90) days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with this Section 6.11. The Tax Arbitrator shall select as a resolution the position of either Buyer or Seller for each item of disagreement and may not impose an alternative resolution, although any such resolution shall be consistent with the methodology set forth in Section 6.11(c). The determination of the Tax Arbitrator shall be final and binding upon Buyer and Seller (and their respective Affiliates). The fees, expenses and costs of the Tax Arbitrator shall be borne by the Buyer and the Sellers based on the inverse of the percentage that the Tax Arbitrator’s determination bears to the total amount of the total items in dispute as originally submitted to the Tax Arbitrator by the parties. Other than such fees and expenses of the Tax Arbitrator, Buyer and Seller shall each be responsible for their own costs and expenses incurred in connection with any actions taken pursuant to this Section 6.11(c). (d) Cooperation. After the Closing Date, the Seller on the one hand and the Buyer on the other hand, shall, at the expense of the requesting party (and, if requested to do so, each shall cause its Affiliates to), (i) reasonably assist each other in preparing any Tax Returns that any other party hereto is responsible for preparing and filing, (ii) reasonably cooperate in preparing for or defending against any Tax audit or other proceeding with taxing authorities relating to any Tax Returns of the Purchased Assets or the Business for any taxable period (or portion thereof) ending on or before the Closing Date, and (iii) make available to the other parties hereto and to any Governmental Authority as reasonably requested all information, records and documents relating to Taxes of the Business or the Purchased Assets. (e) Tax Proceedings. Notwithstanding anything herein to the contrary, the Seller shall have sole and absolute control over any Tax audit or other Action to the extent relating to Seller Taxes. Section 6.12 Seller Names. (a) Buyer acknowledges that the Seller Names are and shall remain the property of Seller or its respective Affiliates and that nothing in this Agreement shall transfer, or shall operate as an agreement to transfer any right, title or interest in the Seller Names to Buyer or any Affiliate of Buyer. Seller is not granting Buyer a license to use, and neither Buyer nor any of its Affiliates shall have any right, title or interest in or to, the Seller Names after the Closing. (b) In furtherance but not in limitation of the foregoing provisions of this Section 6.12, Buyer agrees that, from and after the Closing, Buyer shall, and shall cause all of its applicable Affiliates to, (i) cease to use any existing marketing or promotional materials, stationery, purchase order, invoice, receipt or other similar document containing any reference to the Seller Names or (ii) only use such marketing or promotional materials, stationery, purchase order, invoice, receipt or other similar document after having taken such steps as are necessary to

46 delete or fully cover or obscure such references. Buyer shall ensure that, from and after the Closing, no other stocks, goods, products, services or software are ordered, produced or provided by or on behalf of Buyer or any of its Affiliates showing, having marked thereon or using the Seller Names. Section 6.13 R&W Insurance Policy. Prior to or at the Closing, Buyer shall pay or cause to be paid before the due date required by the insurer(s), any premiums and fees due in connection with the R&W Insurance Policy and take all steps and do all other actions that may be reasonably required in order to ensure that coverage under the R&W Insurance Policy remains in full force and effect as of the Closing, and that the final R&W Insurance Policy is issued promptly after the Closing within the times set forth therein. A copy of the R&W Insurance Policy reflecting any changes made between the execution of this Agreement and the Closing shall be delivered to Seller prior to Closing. Buyer will deliver a copy of the final, issued R&W Insurance Policy to Seller promptly after issuance. Buyer and its Affiliates shall not at any time after the R&W Insurance Policy is bound, (i) waive, amend, terminate, modify or otherwise revise any provision of the R&W Insurance Policy (including but not limited to Section VIII(B) of the R&W Insurance Policy) in a manner adverse to any member of the Seller Group or any of their respective Affiliates and their respective officers, directors, employees or equityholders or (b) cause the cancellation of the R&W Insurance Policy, in each case, without the prior written consent of Seller. Seller covenants and agrees to deliver or cause to be delivered to Buyer a soft copy (e.g., thumb drive, CD or DVD-ROM) of the documents and items available to Buyer or its Representatives in the virtual data room “Starlink Buyside VDR” hosted by Datasite LLC (the “Data Room”) as of the Closing, which shall be delivered to Buyer no later than ten (10) Business Days after the Closing Date. Buyer shall pay or cause to be paid all Taxes with respect to the R&W Insurance Policy, including Taxes on the receipt of proceeds received pursuant to such policy. Section 6.14 Further Assurances. Each of the parties shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby. In furtherance but not in limitation of the foregoing provisions of this Section 6.14, Seller agrees to cooperate and assist Buyer following Closing with the forwarding of emails and cashing checks as reasonably requested by Buyer. Section 6.15 Seller’s Power of Attorney. Effective as of the Closing Date, Seller hereby appoints Buyer as the attorney-in-fact of Seller for the limited purposes of taking any action and executing any documents or instruments Related to the Business for which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof. Section 6.16 Assignment of Confidentiality Agreements. Effective upon the Closing, Seller shall assign, or cause to be assigned, to Buyer all of Seller’s right, title and interest in and to any confidentiality agreement to which Seller may be a party pertaining to or entered into in connection with the proposed sale of the Seller, the Business or Purchased Assets. Section 6.17 Cooperation with Financing Diligence.

47 (a) From the date of this Agreement until the earlier of (x) the termination of this Agreement in accordance with its terms and (y) the Closing, Seller shall use and provide commercially reasonable efforts to cooperate with Buyer as reasonably and timely requested by Buyer in connection with the arrangement and consummation of the Financing; provided, however, all non-public or otherwise confidential information regarding Seller obtained by Buyer pursuant to this Section 6.17 shall be kept confidential in accordance with the Confidentiality Agreement, and Seller shall only be required to furnish such information to any prospective lenders or other proposed Financing Sources, underwriters, placement agents, initial purchasers or other third parties that have agreed to keep such information confidential pursuant to customary confidentiality undertakings with respect to such information. (b)  Buyer acknowledges and agrees that obtaining the financing contemplated by this Section 6.17, or any other financing, is not a condition to the Closing, and affirms its obligations to consummate the transactions contemplated by this Agreement (subject to the conditions contained in this Agreement) irrespective and independently of the availability of any such financing. Section 6.18 Producer Bonus Proration. Bonus amounts payable to agency producers shall be prorated between Buyer and Seller as determined in good faith by such parties prior to the Closing. ARTICLE 7 CONDITIONS TO CLOSING Section 7.1 Conditions to Mutual Obligations. The respective obligations of the parties to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions: (a) No Prohibition. No Law shall be in effect that prevents, restrains, enjoins, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the other Transaction Documents. (b) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that prohibits or makes illegal the consummation of the transactions contemplated by ARTICLE 1 and such statute, rule, regulation, judgment, decree, injunction or other order is in effect. Section 7.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Closing are also subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions: (a) Representations and Warranties. (A) The representations and warranties of Seller set forth in ARTICLE 4 (other than the Seller Fundamental Representations), without giving effect to any “materiality”, Material Adverse Effect or similar qualifiers, shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) that representations and warranties that are made as of a specific date need be true and correct only as of such date and (ii) for breaches and inaccuracies the effect of which would not, individually or

48 in the aggregate, have a Material Adverse Effect; (B) the Seller Fundamental Representations shall be true and correct in all material respects as of the Closing Date as through made on and as of the Closing Date; and (C) the representation and warranty of Seller contained in clause (b) of Section 4.7 (Absence of Certain Developments) shall be true and correct in all respects as of the Closing Date. (b) Performance of Obligations. Seller shall have performed or caused to be performed in all material respects all obligations that are required to be performed by it at or prior to the Closing Date. (c) Officer’s Certificate. Buyer shall have received from Seller a certificate of an authorized officer of Seller certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied. (d) Required Consents. The third party consents set forth on Schedule 7.2(d) shall have been obtained. (e) No Material Adverse Effect. From the date of this Agreement, (i) there shall not have occurred any Material Adverse Effect, (ii) nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect. (f) Transaction Documents. Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents and such other documents and deliveries set forth in Section 2.3. Section 7.3 Conditions to Obligations of Seller. The obligations of Seller to consummate the Closing are also subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions: (a) Representations and Warranties. (A) The representations and warranties of Buyer set forth in ARTICLE 5 (other than the Buyer Fundamental Representations), without giving effect to any “materiality”, material adverse effect or similar qualifiers, shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) that representations and warranties that are made as of a specific date need be true and correct only as of such date and (ii) for breaches and inaccuracies the effect of which would not, individually or in the aggregate, have a material adverse effect on Buyer’s ability to execute, deliver or perform this Agreement or any Transaction Document, or to timely consummate the transactions contemplated hereby or thereby; and (B) the Buyer Fundamental Representations shall be true and correct in all material respects as of the Closing Date as through made on and as of the Closing Date. (b) Performance of Obligations. Buyer shall have performed in all material respects all obligations that are required to be performed by it under this Agreement at or prior to the Closing Date.

49 (c) Officer’s Certificate. Seller shall have received from Buyer a certificate of an authorized officer of Buyer certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied. (d) Transaction Documents. Buyer shall have delivered to Seller duly executed counterparts to the Transaction Documents and such other documents and deliveries set forth in Section 2.4. Section 7.4 Frustration of Closing Conditions. No party may rely upon the failure of any condition set forth in this ARTICLE 7 to be satisfied if such failure was caused by such party’s failure to act in good faith or use its commercially reasonable efforts to consummate the transactions contemplated by this Agreement. ARTICLE 8 INDEMNIFICATION Section 8.1 Survival. (a) The representations and warranties contained herein or in any certificate delivered by a party at the Closing pursuant hereto shall survive the Closing and will continue in full force and effect for a period from the date hereof until eighteen months following the Closing Date (the “General Survival Date”); provided, however, (i) that the representations and warranties contained in Section 4.1 (Organization and Qualification), Section 4.2 (Corporate Authorization), Section 4.3 (Binding Effect), Section 4.8 (Title and Sufficiency of Assets), Section 4.24 (Brokers’ Fees) (collectively, the “Seller Fundamental Representations”), Section 5.1 (Organization and Qualification), Section 5.2 (Corporate Authorization), Section 5.3 (Binding Effect) and Section 5.11 (Brokers’ Fees) (collectively, the “Buyer Fundamental Representations” and together with the Seller Fundamental Representations, the “Fundamental Representations”) shall survive the Closing and will continue in full force and effect for a period from the date hereof until the date that is the earlier of (A) six years from the Closing Date and (B) the date of the expiration of the applicable statute of limitations (all of the foregoing the “Fundamental Survival Date”); and (ii) the representations and warranties contained in Section 4.14 (the “Tax Representations”) shall survive the Closing and will continue in full force and effect until sixty (60) days following the date of the expiration of the applicable statute of limitations (“Tax Survival Date” and together with the Fundamental Survival Date, and the General Survival Date, each a “Survival Date”). The covenants and agreements of a party that are required to be performed by such Person prior to the Closing shall not survive the Closing. None of the covenants or other agreements contained in this Agreement shall survive the Closing other than those which by their terms contemplate performance after the Closing, and each such surviving covenant and agreement shall survive the Closing until performance thereof has been completed. For the avoidance of doubt, any indemnification under Section 8.2 for any Excluded Taxes shall continue in full force and effective until sixty (60) days following the date of the expiration of the applicable statute of limitations. (b) No Indemnified Person shall be entitled to make any claim in respect of any representation, warranty, covenant or agreement after the expiration of its applicable Survival Date, except (i) in the case of claims for Fraud and (ii) that any bona fide claim initiated

50 by an Indemnified Person prior to the expiration of the applicable Survival Date in accordance with the provisions hereof with respect to Losses incurred prior thereto shall survive until it is settled or resolved pursuant to this Agreement to the extent that an Indemnified Person provides proper notice of such claim in accordance with this ARTICLE 8 prior to the applicable Survival Date. Section 8.2 Indemnification by Seller. Subject to the terms of this ARTICLE 8, from and after the Closing, Seller shall indemnify Buyer and its Affiliates and their respective officers, directors, shareholders, members, employees, successors and permitted assigns (collectively, the “Buyer Indemnified Persons”) and hold them harmless from and against any and all Losses incurred or suffered by a Buyer Indemnified Person resulting from or arising out of: (a) any breach of or inaccuracy in any representation or warranty made by Seller in this Agreement or in any Transaction Document; (b) any breach of any covenant or agreement of Seller contained in this Agreement; (c) any Excluded Assets; (d) any Excluded Liability; and (e) noncompliance with lending and consumer protection laws, including those applicable to originating, purchasing, selling, collection and servicing insurance premium financing loans and other loans and financial transactions. Section 8.3 Indemnification by Buyer. Subject to the terms of this ARTICLE 8, from and after the Closing, Buyer shall indemnify Seller and its officers, directors, shareholders, members, employees, successors and permitted assigns (collectively, the “Seller Indemnified Persons”) and hold them harmless from and against any and all Losses incurred or suffered by a Seller Indemnified Person resulting from or arising out of: (a) any breach of or inaccuracy in any representation or warranty made by Buyer in this Agreement or in any Transaction Document; (b) any breach of any covenant or agreement of Buyer contained in this Agreement; and (c) any Assumed Liability. Section 8.4 Limitations on Indemnification. (a) Seller shall have no liability pursuant to Section 8.2(a) with respect to Losses for an individual claim or series of related claims if the amount of such Losses does not exceed Thirty-One Thousand Two Hundred and 00/100 Dollars ($31,200.00) (which shall not be applied against the Basket); provided, however, that such limitation shall not apply to any breach or inaccuracy of any Seller Fundamental Representation or any Tax Representation or claims based on Fraud by the Seller.

51 (b) Seller shall have no liability pursuant to Section 8.2(a) except to the extent that the aggregate amount of such Losses exceeds an amount equal to One Hundred Ten Thousand Two Hundred Fifty and 00/100 Dollars ($110,250.00) (the “Basket”), and then only in respect of such excess; provided, however, that such limitation shall not apply to any breach or inaccuracy of any Seller Fundamental Representation or any Tax Representation or claims based on Fraud by the Seller. (c) Seller shall have no liability pursuant to Section 8.2(a) in an aggregate amount greater than the Indemnity Escrow Amount; provided, however, that such limitation shall not apply to any breach or inaccuracy of Seller’s representations and warranties in Section 4.19(a), Section 4.19(b)(viii), Section 4.19(d), Section 4.19(p), Section 4.19(x), Section 4.19(y), the second and third sentences of Section 4.23, any Seller Fundamental Representation or any Tax Representation or claims based on Fraud by the Seller. (d) Seller shall have no liability pursuant to Section 8.2 in an aggregate amount greater than the Premium; provided, however, that such limitation shall not apply to any breach or inaccuracy of Seller's representations and warranties in Section 4.19(p), for which Seller's liability shall not exceed an aggregate amount equal to $62,400,000; provided, further, that the foregoing limitations shall not apply to claims based on Fraud by the Seller. (e) Seller shall have no liability pursuant to Section 8.2 with respect to a Loss to the extent such Loss is otherwise taken into account in the calculation of any adjustment to the Purchase Price pursuant to ARTICLE 3. Section 8.5 Other Limitations. (a) For all purposes of this ARTICLE 8, “Losses” shall be net of any amounts actually received by an Indemnified Person under any insurance policy or Contract in connection with the facts giving rise to the right of indemnification hereunder (except for any payments received under the R&W Insurance Policy with respect to such Loss, which instead of reducing such Loss shall instead be applied in satisfaction of such Loss in accordance with the payment priority provisions of Section 8.9), in each case, net of reasonable costs and expenses of enforcement and collection (other than with respect to the collection under the R&W Insurance Policy); provided, however, that the amount deemed to be paid under such insurance policy shall be net of the deductible for such policy. Each Indemnified Person shall use its commercially reasonable efforts to recover all amounts payable from an insurer or other third party under any such insurance policy or Contract prior to seeking indemnification hereunder. (b) If the amount to be netted hereunder from any indemnification payment required hereunder is determined after payment by an Indemnifying Person to an Indemnified Person of any amount otherwise required to be paid as indemnification pursuant hereto, the Indemnified Person shall repay, promptly after such determination, any amount that the Indemnifying Person would not have had to pay pursuant hereto had such determination been made at the time of such payment. (c) Notwithstanding the fact that any Indemnified Person may have the right to assert claims for indemnification under or in respect of more than one provision of this

52 Agreement in respect of any fact, event, condition or circumstance, no Indemnified Person shall be entitled to recover the amount of any Loss suffered by such Indemnified Person more than once, regardless of whether such Loss may be as a result of a breach of more than one representation, warranty, obligation or covenant or otherwise. In addition, any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the same state of facts giving rise to such liability, or a breach of more than one representation, warranty, covenant or agreement, as applicable. (d) The covenants of Seller contained in this Agreement may not be used to circumvent the negotiated limitations (e.g., knowledge qualifiers, materiality standards, dollar thresholds, survival periods and the like) contained in the representations and warranties and procedures with respect to the recovery by Buyer Indemnified Persons on account of the breach by Seller of any of its representations or warranties. (e) Upon making any payment to an Indemnified Person for any indemnification claim pursuant to this ARTICLE 8, the Indemnifying Person shall be subrogated at its sole expense, to the extent of such payment, to any rights which the Indemnified Person may have against any third parties with respect to the subject matter underlying such indemnification claim and the Indemnified Person shall assign any such rights to the Indemnifying Person in a form and manner reasonably requested by the Indemnifying Person. (f) Other than with respect to Fraud by Seller, notwithstanding any provision in this Agreement to the contrary, Buyer, on behalf of itself and the other Buyer Indemnified Persons, acknowledges and agrees that the limitations provided herein on Seller’s indemnification obligations shall continue to apply even if: (i) the R&W Insurance Policy is revoked, cancelled or modified, or expires (and even if the R&W Insurance Policy is not issued); (ii) any claim made by Buyer against the R&W Insurance Policy is denied by the R&W Insurer; or (iii) all amounts permitted to be recovered against the R&W Insurance Policy have been recovered. (g) For purposes of this ARTICLE 8, any inaccuracy in or breach of any representation or warranty shall be determined without regard to materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation and warranty. (h) Notwithstanding any other provision of this Agreement to the contrary, no Buyer Indemnified Person, nor any of its Affiliates, shall have any right to indemnification under this Agreement with respect to, or based on, Taxes to the extent such Taxes (i) result directly from any transactions or actions taken by, or omissions by, the Buyer Indemnified Person or any of its Affiliates on the Closing Date after the Closing that are not specifically contemplated by this Agreement, (ii) were already taken into account in the calculation of the Purchase Price, as finally determined, or (iii) are attributable to the ownership or operation of the Purchased Assets in a taxable period (or portion thereof) beginning after the Closing Date.

53 Section 8.6 Third-Party Claim Indemnification Procedures. (a) In the event that any written claim or demand for which a party (in such capacity, an “Indemnifying Person”) may have liability to any Indemnified Person hereunder, is asserted against or sought to be collected from any Indemnified Person by a third party (a “Third-Party Claim”), such Indemnified Person shall promptly, but in no event more than thirty days following such Indemnified Person’s receipt of a Third-Party Claim, notify the Indemnifying Person of such Third-Party Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable, any other remedy sought thereunder, a reasonably detailed explanation of the events giving rise to such Third-Party Claim and any other material details pertaining thereto (a “Claim Notice”); provided, however, that the failure to timely give a Claim Notice shall not relieve the Indemnifying Person of its obligations hereunder, except to the extent that the Indemnifying Person shall have been actually and materially prejudiced by such failure or as provided in Section 8.1. Thereafter, the Indemnified Person shall deliver to the Indemnifying Person, promptly following the Indemnified Person’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third-Party Claim. (b) In the event that the Indemnifying Person notifies the Indemnified Person that it elects to defend the Indemnified Person against a Third-Party Claim, the Indemnifying Person shall have the right to defend the Indemnified Person by appropriate proceedings and shall have the sole power to direct and control such defense at its expense; provided, however, that if any Indemnifying Person defends against, negotiates, settles or otherwise handles such Third-Party Claim in accordance with this Section 8.6, the attorney’s fees and other Losses incurred and paid by the Indemnifying Person in connection therewith shall reduce (by the amount thereof) the amount recoverable under this ARTICLE 8 by any such Buyer Indemnified Persons or Seller Indemnified Persons, as the case may be; provided, further, that, notwithstanding the foregoing, the Indemnifying Person shall not be entitled to assume the defense against such Third-Party Claim if such Third-Party Claim relates to Taxes. Once the Indemnifying Person has made such election, the Indemnified Person shall have the right to participate in (but not control) any such defense and to employ separate counsel of its choosing at such Indemnified Person’s expense. Whether or not the Indemnifying Person assumes the defense of a Third-Party Claim, the Indemnified Person shall not admit any liability with respect to, settle, compromise or discharge, such Third-Party Claim without the Indemnifying Person’s prior written consent unless the indemnifying party fails to diligently prosecute the defense of such Third-Party Claim. Notwithstanding any other provision of this Agreement, the Indemnifying Person shall not enter into any settlement of any Third-Party Claim without the prior written consent of the Indemnified Person, provided, that if the Indemnifying Person assumes the defense of a Third-Party Claim and is in good faith contesting such Third-Party Claim, the Indemnified Person shall agree to any settlement, compromise or discharge of a Third-Party Claim that the Indemnifying Person may reasonably recommend and that by its terms (i) is solely for money damages, (ii) obligates the Indemnifying Person to pay the full amount of Losses in connection with such Third-Party Claim(other than with respect to any Losses (or portion thereof) that are not required to be paid as a result of such Losses being (or portion thereof) within the Basket or in excess of the applicable limitation set forth in this ARTICLE 8) and (iii) unconditionally and irrevocably releases the Indemnified Person in connection with such Third-Party Claim. Notwithstanding anything to the contrary herein, the

54 Indemnifying Person shall not be entitled to assume, without the Indemnified Person’s prior written consent, the administration and defense of any Third-Party Claim (i) that involves any material customer or supplier of the Business, (ii) if the Indemnifying Person has failed to assume the defense of such Third-Party Claim within ten (10) days of the Indemnified Person’s delivery of Claim Notice to the Indemnifying Person, (iii) if such Third-Party Claim involves criminal or quasi-criminal allegations, (iv) if the Third-Party Claim includes a claim for injunctive relief or specific performance reasonably likely to impact Buyer, the Business or the Purchased Assets, or (v) if Seller is the Indemnifying Person and (A) Buyer or the R&W Insurer under the R&W Insurance Policy is required to assume the defense of the Third-Party Claim pursuant to the terms thereof or (B) Seller’s assumption of the defense of the Third-Party Claim would reasonably be expected to cause a Buyer Indemnified Person to lose coverage under the R&W Insurance Policy. (c) The Indemnified Person and the Indemnifying Person shall reasonably cooperate in order to ensure the proper and adequate defense of a Third-Party Claim, including by providing reasonable access to each other’s relevant books and records, and employees. Such cooperation shall include the retention and (upon the Indemnifying Person’s request) the provision to the Indemnifying Person of books and records and information that are reasonably relevant to such Third-Party Claim and making employees and Representatives available on a mutually convenient basis during regular business hours to provide additional information and explanation of any material provided hereunder. The Indemnified Person and the Indemnifying Person shall use reasonable commercial efforts to avoid production of confidential information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third-Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges. Section 8.7 Direct Claim Indemnification Procedures. Each Indemnified Person shall assert any claim on account of any Losses which do not result from a Third-Party Claim (a “Direct Claim”) by giving the Indemnifying Person written notice thereof reasonably promptly (and, in any event, no later than 30 days following the Indemnified Person’s discovery of the applicable Losses reasonably likely to give rise to a claim under this ARTICLE 8). The failure to give such notice shall not, however, relieve the Indemnifying Person of its indemnification obligations, except and only to the extent that the Indemnifying Person is actually and materially prejudiced by reason of such failure. Such notice by the Indemnified Person shall describe the Direct Claim in reasonable detail and indicate the estimated amount, if reasonably practicable, of Losses that have been or may be sustained by the Indemnified Person. The Indemnifying Person shall have forty-five (45) days after its receipt of such notice to respond in writing to such Direct Claim, and shall satisfy its obligations under this Article 8 with respect to Losses claimed as a result of a Direct Claim within the earlier of ten (10) Business Days following the date upon which the amount of such payment is determined or agreed upon by the Indemnified Person and the Indemnifying Person and forty-five (45) Business Days of its receipt of a notice of Direct Claim with respect to Losses incurred by the Indemnified Person claimed therein. If the Indemnifying Person does not so respond to a notice of Direct Claim within such forty-five (45) day period, the Indemnifying Person shall be deemed to have accepted and agreed with such claim, in which case the Indemnified Person shall be free to pursue such remedies as may be available to the Indemnified Person on the terms of and subject to the provisions of this Agreement.

55 Section 8.8 Investigation by Indemnifying Persons. In connection with any claim pursuant to this ARTICLE 8: (a) The Indemnified Persons shall reasonably allow the Indemnifying Person and its financial, accounting or legal advisers to investigate the fact, matter or circumstance alleged to (or which may) give rise to such claim and whether and to what extent any amount is or may be payable in respect of such claim. (b) The Indemnified Persons shall disclose to the Indemnifying Person all material of which they are aware which relates to the claim and shall, and shall cause their Affiliates and all of their respective Representatives to, provide such information and assistance as the Indemnifying Person or its financial, accounting or legal advisers shall reasonably request, including: (i) access to premises and personnel (including any employee with knowledge relating to the relevant facts, matters or circumstances or who can otherwise reasonably assist the Indemnifying Person); and (ii) the right to examine and copy or photograph any relevant assets, accounts, correspondence, documents and records. Section 8.9 Order of Operations. (a) For any Loss as to which a Buyer Indemnified Person may make a claim for indemnification both under Section 8.2(a) and Section 8.2(c) or Section 8.2(d), (x) such Buyer Indemnified Person must first make such claim under Section 8.2(a) in accordance with Section 8.9(b) and (y) if, and only if, the Buyer Indemnified Person’s recovery in respect of such Loss is exhausted in accordance with Section 8.9(b) may the Buyer Indemnified Person make a claim for indemnification under Section 8.2(c) or Section 8.2(d). By way of example, if Buyer incurs a Loss as a result of an Excluded Liability in the amount of $1.0 million, the existence of such Excluded Liability constitutes a breach of Section 4.6, and Buyer is able to recover $0.8 million by bringing the indemnity claim pursuant to Section 8.2(a), Buyer shall be entitled to recover $0.2 million from Seller pursuant to Section 8.2(d). (b) Subject to Section 8.9(c), once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article 8, the Indemnifying Party shall satisfy its obligations within five (5) Business Days of the date of such agreement or such final, non-appealable adjudication, as applicable, by wire transfer of immediately available funds. (c) Any Losses payable to a Buyer Indemnified Person pursuant to Section 8.2(a), except in respect of claims based on Fraud, but subject in all other respects to Section 8.4 and Section 8.5, shall be satisfied: (i) from the Indemnity Escrow Funds; (ii) to the extent such Losses exceed the amount of the Indemnity Escrow Funds, by recovery under the R&W Insurance Policy, except for claims in respect of any breach or inaccuracy of Seller’s representations and warranties in Section 4.19(a), Section 4.19(b)(viii), Section 4.19(d), Section 4.19(p), Section 4.19(x), Section 4.19(y), or the second and third sentences of Section 4.23; and (iii) to the extent such Losses exceed the amount of the Indemnity Escrow Funds, are not covered by the R&W Insurance Policy for any reason (including the coverage limit being

56 exceeded and coverage being denied) and are in respect of any breach or inaccuracy of Seller’s representations and warranties in Section 4.19(a), Section 4.19(b)(viii), Section 4.19(d), Section 4.19(p), Section 4.19(x), Section 4.19(y), the second and third sentences of Section 4.23, any Seller Fundamental Representation or any Tax Representation, by Seller. Section 8.10 Characterization of Indemnification Payments. All payments made (or deemed to be made, in accordance with this Agreement) by any Indemnifying Person to an Indemnified Person with respect to any claim pursuant to Section 8.2 or Section 8.3 shall be treated, to the fullest extent possible under applicable Law, as adjustments to the Purchase Price for Tax purposes. Section 8.11 Exclusive Remedy. Notwithstanding anything to the contrary herein, except as provided in ARTICLE 3, and except for Fraud, from and after the Closing the rights and remedies of Buyer, Seller, and any Buyer Indemnified Person and any Seller Indemnified Person (each Buyer Indemnified Person and Seller Indemnified Person is referred to herein as an “Indemnified Person”), under this ARTICLE 8 are exclusive and in lieu of any and all other rights and remedies which Buyer or Seller, or any Indemnified Person, may have under this Agreement or any Transaction Document or otherwise against each other with respect to this Agreement or any Transaction Document and with respect to the transactions contemplated hereby or thereby, and each party expressly waives and releases and agrees to waive and release any and all other rights or causes of action it or its Affiliates may have against the other party or its Affiliates now or in the future under any Law (regardless of the theory of recourse) with respect to the preceding matters. For the sake of clarity, nothing in this Section 8.11 shall limit and person’s right to seek and obtain specific performance pursuant to Section 10.13. ARTICLE 9 TERMINATION Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written agreement of Buyer and Seller; (b) by Buyer or Seller, by giving written notice of such termination to the other party, on or after October 1, 2024 (the “Outside Date”), if the Closing shall not have occurred, prior to the Outside Date; provided, however, that neither Party may terminate this Agreement pursuant to this Section 9.1(b) at any time during which such party is in material breach of its obligations, covenants and agreements in this Agreement or the failure of the Closing to be consummated by the Outside Date is due to the failure of such Party; (c) by Buyer, if there has been a material violation or breach by Seller of any representation or warranty (or any such representation or warranty shall have become untrue in any material respect after the date of this Agreement) or of any covenant or agreement contained in this Agreement which, in either case, would prevent the satisfaction of or result in the failure of any condition to the obligations of Buyer at the Closing and such violation or breach has not been waived by Buyer or, in the case of a breach of any covenant or agreement under this Agreement that is curable, has not been cured prior to the earlier to occur of (x) thirty (30) days

57 after receipt by Seller of written notice of such breach from Buyer and (y) the Outside Date; provided, however, that Buyer may not terminate this Agreement pursuant to this Section 9.1(c) at any time during which Buyer is in material breach of this Agreement; or (d) by Seller, if there has been a material violation or breach by Buyer of any representation or warranty (or any such representation or warranty shall have become untrue in any material respect after the date of this Agreement) or covenant or agreement contained in this Agreement which would, in either case, prevent the satisfaction of or result in the failure of any condition to the obligations of Seller at the Closing and such violation or breach has not been waived by Seller or, with respect to a breach of any covenant or agreement under this Agreement that is curable, has not been cured by Buyer prior to the earlier to occur of (x) thirty (30) days after receipt by Buyer of written notice of such breach from Seller or (y) the Outside Date; provided, however, that Seller may not terminate this Agreement pursuant to this Section 9.1(d) at any time during which Seller is in material breach of this Agreement. Section 9.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 9.1, this Agreement shall thereafter become void and have no effect, and no party shall have any liability to the other party or their respective Affiliates, or their respective directors, officers, shareholders partners, members, attorneys, accountants, agents, representatives or employees or their heirs, successors and permitted assigns, except for the obligations of the parties contained in Section 6.4, this Section 9.2, and ARTICLE 10 (and any related definitional provisions set forth herein) (which provisions shall survive the termination of this Agreement), and except that nothing in this Section 9.2 shall relieve either party from liability for any willful breach of this Agreement that arose prior to such termination, and, without limiting any other provisions in this ARTICLE 9, any right to seek specific performance or other equitable remedies to the extent otherwise available pursuant to Section 10.13 or legal remedies shall survive the termination of this Agreement. For purposes of the preceding sentence, the failure of a party to comply with its obligations to consummate the Closing if and when required by ARTICLE 2 shall be deemed a willful breach by such party of this Agreement if such failure is not cured by such party within three (3) Business Days’ after its receipt of notice thereof from the other party. The Confidentiality Agreement shall survive the termination of this Agreement. ARTICLE 10 MISCELLANEOUS Section 10.1 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.1):

58 To Buyer: AFS IBEX Financial Services, LLC 1551 Sawgrass Corporate Parkway Suite 130 Sunrise, FL 33323 Attention: Legal Email: RKadlick@graciepoint.com; JSevely@graciepoint.com With a copy (which shall not constitute notice) to: Winston & Strawn LLP 200 Park Ave New York, NY 10166 Attention: Peter S. Morgan, Esq. Email: pmorgan@winston.com To Seller: Pathward, National Association 5501 South Broadband Lane Sioux Falls, South Dakota 57108 Attention: Nadia Dombrowski, Executive Vice President and Chief Legal and Administrative Officer; Greg Sigrist, Executive Vice President and Chief Financial Officer Email: ndombrowski@pathward.com With copies (which shall not constitute notice) to: Sheppard, Mullin, Richter & Hampton LLP 650 Town Center Dr., 10th Floor Costa Mesa, CA 92626 Attention: Linda Igarashi, Esq. Email: ligarashi@sheppardmullin.com Section 10.2 Entire Agreement. This Agreement (including all Schedules, Exhibits and Appendices hereto), the Confidentiality Agreement and the Transaction Documents contain the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, oral or written, with respect to such matters. Section 10.3 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties, or in the case of a waiver, by the party against whom such waiver is intended to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

59 Section 10.4 No Assignment or Benefit to Third Parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties and any purported assignment in violation of the foregoing shall be null and void ab initio; provided, however, that Buyer shall be entitled to assign or delegate this Agreement or all or any part of its rights or obligations hereunder (a) to any one or more Affiliates of Buyer or (b) for collateral security purposes to any lender providing financing to Buyer; and provided further that Seller may assign any of its rights to its successors or legal representatives. No assignment or delegation shall relieve the assigning party of any of its obligations hereunder. Except as expressly set forth herein in Section 6.8 or ARTICLE 8, nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller, and their respective successors, legal representatives and permitted assigns, any rights, benefits or remedies under or by reason of this Agreement. Section 10.5 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses. Notwithstanding the foregoing or anything to the contrary herein: Seller shall pay the costs of the Escrow Agent’s services. Section 10.6 Bulk Sales Laws Waiver. Each Party hereby waives compliance by any other Party hereto with the provisions of any so-called bulk transfer Laws of any jurisdiction in connection with the sale to Buyer of the Purchased Assets. Seller agrees to indemnify and hold harmless Buyer from and against any and all Losses that may be asserted by third parties against as a result of noncompliance with any such bulk transfer Laws, it being understood that any Liabilities arising out of such failure shall be treated as Excluded Liabilities. For the avoidance of doubt, this Section 10.6 shall also apply to the Parties waiver with respect to any state or local certificate of tax clearance, tax clearance letter, or similarly prescribed Law or mechanism that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyers, it being further understood that any Liabilities arising from such wavier or the failure to obtain any such tax clearance certificates shall be treated as Excluded Liabilities. Section 10.7 Disclosure Schedule. (a) The “Disclosure Schedule” means the Seller Disclosure Schedule and/or the Buyer Disclosure Schedule (as context would determine), each as may be modified from time to time in accordance with the terms hereof. Each Section in each Disclosure Schedule shall be deemed to qualify the corresponding Section of this Agreement and any other Section of this Agreement to which the application of such disclosure is reasonably apparent on its face. It is specifically acknowledged that each Disclosure Schedule may expressly provide exceptions to a particular Section notwithstanding that the Section does not state “except as set forth in Section ‘__’ of the Disclosure Schedule” or words of similar effect. (b) Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Disclosure Schedule is intended to vary the definition of “Material Adverse Effect” or to imply that such

60 amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Disclosure Schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Disclosure Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business of Seller or Buyer (as context would determine), and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Disclosure Schedule is or is not in the ordinary course of business of Seller or Buyer (as context would determine) for purposes of this Agreement. (c) Each Section of the Disclosure Schedule is qualified in its entirety by reference to specific provisions of this Agreement and does not constitute, and shall not be construed as constituting, representations, warranties or covenants of any party, except as and to the extent provided in this Agreement. Certain matters set forth in the Disclosure Schedule are to the extent readily apparent included for informational purposes only notwithstanding that, because they do not rise above applicable materiality thresholds or otherwise, they may not be required by the terms of this to be set forth herein. All attachments to the Disclosure Schedule are incorporated by reference into the Section of the Disclosure Schedule in which they are referenced. (d) The Buyer and Seller may, from time to time prior to or at the Closing, by notice to the other party, supplement, amend or create any Section of their respective Disclosure Schedule, in order to add information or correct previously supplied information by such other party. No such supplement, amendment or addition shall be evidence, in and of itself, that the representations and warranties in the corresponding Section are no longer true and correct. It is specifically agreed that the Disclosure Schedule may be supplemented, amended and/or added to, to add immaterial, as well as material, items thereto. No such supplement, amendment or addition shall be deemed to cure any breach for purposes of Section 7.2(a) or Section 7.3(a). If, however, the Closing occurs, any such supplement, amendment or addition will be effective to cure and correct for all other purposes any breach of, or inaccuracy in, any representation, warranty, or covenant which would have existed if such supplement, amendment or addition had not been made, and all references to any part of the Disclosure Schedule which is supplemented or amended shall for all purposes after the Closing be deemed to be a reference to the Disclosure Schedule as so supplemented or amended. In such case, Buyer or Seller, as appropriate, shall be deemed to have waived any and all rights, remedies or other recourse to which the other party might otherwise be entitled in respect of such breach or inaccuracy. Section 10.8 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement and all Legal Proceedings arising out of or relating to this Agreement (“Agreement Proceedings”) shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of such state.

61 (b) Except as otherwise provided in this Agreement, each party hereby (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the applicable state or federal courts sitting in Delaware, for purposes of all Agreement Proceedings, (ii) agrees not to commence any proceeding except in such courts and (iii) irrevocably waives, to the fullest extent permitted by Law, any objection which such party may now or hereafter have to the laying of the venue of any such court or that such proceeding has been brought in an inconvenient forum. (c) To the extent permitted by Law, each party hereby knowingly, voluntarily, irrevocably and intentionally waives the right to a trial by jury in respect of any Agreement Proceedings. Section 10.9 Construction. Unless the express context otherwise requires: (a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (c) the terms “Dollars” and “$” mean United States Dollars; (d) references herein to a specific Article, Section, clause, Schedule or Exhibit shall refer, respectively, to the Articles, Sections and clauses of, and Schedules and Exhibits to, this Agreement; (e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (f) any reference to the masculine, feminine or neuter gender shall include each other gender; (g) when reference is made herein to “the business of” a Person, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such Person, (h) all accounting and financial terms shall be deemed to have the meanings assigned thereto under GAAP unless expressly stated otherwise, (i) when this Agreement states that Seller has “made available,” “delivered” or “provided” (or terms of similar import) a particular document or information to Buyer, it shall mean such document or information was made available by Seller or its Representatives via (i) the posting of such items or information to the Data Room as of 6:00 P.M, New York, New York time on the date that is at least one Business Day prior to the date of this Agreement, (ii) the provision of access to hard copies of such items or information, or (iii) the provision of such items or information in electronic format (including by fax, e-mail or by other electronic means), (j) any reference to any applicable Law in this Agreement refers to such applicable Law as in effect at the date of this Agreement and the Closing Date, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and if the last day of any such period is not a Business Day, such period will end on the next Business Day, (l) when calculating the period of time “within” which or “following” which any act or event is required or permitted to be done, notice given or steps taken, the date which is the reference date in calculating such period is to be excluded from the calculation and if the last day of any such period is not a Business Day, such period will end on the next Business Day, (m) the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement, (n) references to “day” means calendar days unless Business Days are expressly specified, (o) references to any Person includes such Person’s predecessors, successors and assigns to the extent, in the case of successors and assigns, such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, (p) if any party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that

62 there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, covenant or agreement, and (q) references to a party means a party to this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are incorporated in and made a part of this Agreement as if set forth in full herein. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party or parties drafting such agreement or document. Section 10.10 Counterparts; Effectiveness. This Agreement may be executed in several counterparts (including facsimile or other electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other parties, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Section 10.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. Section 10.12 Time of Essence. Time is of the essence for each and every provision of this Agreement. Section 10.13 Specific Performance. The parties agree that irreparable harm would occur and that the parties would not have an adequate remedy at law if any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, without posting bond or other undertaking, the parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of this Agreement, no party hereto will allege, and each party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law. The parties further agree that (a) by seeking any remedy provided for in this Section 10.13, a party hereto shall not in any respect waive its right to seek any other form of relief that may be available to such party hereto under this Agreement and (b) nothing contained in this Section 10.13 shall require any party hereto to

63 institute any action for (or limit such party’s right to institute any action for) specific performance under this Section 10.13 before exercising any other right under this Agreement. Section 10.14 No Rescission. No party shall be entitled to rescind the transactions contemplated hereby by virtue of any failure of any party’s representations and warranties herein to have been true or any failure by any party to perform its obligations hereunder. Section 10.15 Confidential Supervisory Information. Notwithstanding any other provision herein, no disclosure, representation or warranty shall be made (or other action taken) pursuant hereto that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined or identified in 12 C.F.R. § 4.32(b), 12 C.F.R. § 261.2(b) and 12 C.F.R. § 309.5(g)(8)) of a Governmental Authority by any party to the extent prohibited by Law; provided that, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this Section 10.15 apply in order that those limitations do not have the effect of misleading any party hereto, which substitute actions may include diligence calls and communications by Buyer (or its counsel) with Seller, its counsel, or its regulators. Section 10.16 Guaranty. (a) Subject to Section 10.16(c), Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Seller (the “Guaranty”) the prompt and punctual payment of all amounts that may become due and payable by, and the prompt and punctual performance of all obligations of, Buyer hereunder at, from and after the Closing (including pursuant to ARTICLE 8 and ARTICLE 9) when and as the same shall become due and payable, or required to be performed, in accordance with the terms hereof (collectively, the “Guaranteed Obligations”). Guarantor acknowledges and agrees that, with respect to all Guaranteed Obligations, the Guaranty constitutes a guaranty of payment and collection and of performance and shall not be conditioned or contingent upon the pursuit by Seller of any remedies that they now have or may hereafter have against Buyer, whether at law, in equity or otherwise. Guarantor hereby waives, to the extent permitted by applicable Law, acceptance, presentment, demand, protest and any notice in respect of the Guaranty not provided for herein. (b) The obligations of Guarantor under the Guaranty shall, to the extent permitted by applicable Law, be absolute and unconditional irrespective of: (i) the illegality, validity or genuineness of this Agreement with respect to Buyer; (ii) the enforceability of any portion of this Section 10.16 against Guarantor; (iii) any release or discharge of any obligation of Buyer under this Agreement resulting from any change in the corporate existence, structure or ownership of Seller or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Buyer or any of its assets; or (iv) any amendment or modification of this Agreement or change in the manner, place or terms of payment, or any change or extension of the time of payment of, renewal or alteration of any Guaranteed Obligation. (c) The Guaranty shall remain in full force and effect until the payment in full of the Guaranteed Obligations. [Remainder of Page Intentionally Left Blank]

[Signature Page to Asset Purchase Agreement] IN WITNESS WHEREOF, the parties have executed and delivered or caused this Agreement to be executed and delivered as of the date first written above. “Buyer” AFS IBEX Financial Services, LLC By: /s/ Joseph Sevely Name: Joseph Sevely Title: Authorized Signatory Honor Capital Holdings, LLC By:/s/ Joseph Sevely Name: Joseph Sevely Title: Chief Financial Officer “Seller” Pathward, N.A., a national banking association By: /s/ Greg Sigrist Name: Greg Sigrist Title: Executive Vice President and Chief Financial Officer

A-1 ANNEX A DEFINITIONS In this Annex, and in the Agreement and the other Appendices and Schedules thereto, unless the context otherwise requires, the following terms shall have the meanings assigned below and the terms listed in the chart below shall have the meanings assigned to them in the Section set forth opposite to such term (unless otherwise specified, section references in this Annex are to Sections of this Agreement): Term: Section: Accounting Expert Section 3.2(c) Agreement Preamble Agreement Proceedings Section 10.8(a) Assignment and Assumption Agreement Section 2.3(b) Assumed Liabilities Section 1.3 Basket Section 8.4(b) Benefit Plans Section 4.10(a) Buyer Preamble Buyer Disclosure Schedule Article 5 Buyer Governmental Approvals Section 5.4 Buyer Indemnified Persons Section 8.2 Claim Notice Section 8.6(a) Closing Section 2.1 Closing Date Section 2.1 Confidentiality Agreement Section 6.1 Direct Claim Section 8.7 Disclosure Schedule Section 10.7(a) Documentation Section 1.1(o) Effective Time Section 2.1 Employment Agreement Section 4.11(b) Escrow Agent Section 2.3(h) Escrow Agreement Section 2.3(h) Excluded Assets Section 1.2 Excluded Liabilities Section 1.4 Final Closing Statement Section 3.2(a) Final Net Asset Value Section 3.3(a) Financial Information Section 4.5 Fundamental Representations Section 8.1(a) Fundamental Survival Date Section 8.1(a) General Survival Date Section 8.1(a) Indemnified Person Section 8.11 Indemnifying Person Section 8.6(a) Indemnity Escrow Amount Section 2.4(h) Independent Accounting Firm Section 3.2(c) Initial Net Asset Value Section 3.1(a)

A-2 Term: Section: Insurance Policies Section 4.17 Misdirected Assets Section 6.10 Net Adjustment Amount Section 3.3(b) Non-Competition Period Section 6.6(a)(i) Non-Transferred Asset Section 1.5(a) Notice of Disagreement Section 3.2(b) Outside Date Section 9.1(b) Personal Property Leases Section 1.1(e) Pre-Closing Property Taxes Section 6.11(a) Premium Financing Documents Section 4.19(d) Purchase Price Section 2.2 Purchased Assets Section 1.1 Purchased Contracts Section 1.1(h) Real Property Assignment and Assumption Agreements Section 2.3(c) Real Property Leases Section 1.1(e) Resolution Period Section 3.2(c) Restricted Business Section 6.6(a)(i) Review Period Section 3.2(b) Seller Preamble Seller Designee Section 6.1 Seller Disclosure Schedule Article 4 Seller Governmental Approval Section 4.4 Seller Indemnified Persons Section 8.3 Straddle Period Section 6.11(a) Survival Date Section 8.1(a) Tax Arbitrator Section 6.11(c)(ii) Tax Purchase Price Section 6.11(c)(i) Tax Survival Date Section 8.1(a) Third-Party Claim Section 8.6(a) Transferred Employee Section 6.8(a) Transferred Intellectual Property Section 1.1(l) WARN Act Section 4.11(j) “Action” means any action, claim, cause of action, demand, litigation, investigation, inquiry, audit, notice of violation, citation, summons, subpoena, suit or arbitration or other proceeding by or before any Governmental Authority or arbitral body. “Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge (including possessory or non-possessory pledge), lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

A-3 “Affiliate” means, with respect to any subject Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such subject Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. “Affiliated Group” means any affiliated group within the meaning of Code Section 1504 and any similar group defined under a similar provision of state, local or foreign income Tax Law. “Business” means the business of providing insurance premium financing and servicing to commercial customers in the United States of America and servicing such loans. “Business Confidential Information” means all information Related to the Business; provided that, “Business Confidential Information” shall not include information that (1) is or becomes generally available to the public (other than as a result of a breach of confidentiality obligations by Seller, its Affiliates or Representatives), (2) is independently developed by Seller or its Affiliates without reference to any information Related to the Business or (3) after the Closing Date, is lawfully made available or known to Seller or its Affiliates by a Person not subject to any duty of confidentiality to Buyer or its Affiliates or their Representatives. “Business Day” means a day other than any day on which banks are authorized or obligated by Law or executive order to close in New York City, New York. “Business Service Provider” means any individual service provider (other than an Employee) who is providing services to the Business, including interns and individuals providing such services through an individual contract, a third-party agency or consulting firm. “Business IP” means all Owned Business IP and all Intellectual Property Related to the Business. “Business IT Assets” means all Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches, and all other information technology equipment, and all associated documentation, in each case, Related to the Business. “CAA” means the Consolidated Appropriations Act, 2021, as amended. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as amended from time to time, and the regulations promulgated thereunder. “Code” means the Internal Revenue Code of 1986, as amended. “Confidential Information” means collectively, the Business Confidential Information and the Seller Confidential Information.

A-4 “Contracts” means all agreements, contracts, leases and subleases, purchase orders, arrangements, letters of credit, guarantees and binding commitments and undertakings of any nature (including all amendments, extensions, renewals, modifications, or supplements to any of the foregoing). ”COVID-Related Deferrals” means any payroll or similar Tax liabilities, for any taxable period (or portion thereof), ending on or prior to the Closing Date, the payment of which is deferred by the Seller, at or prior to the Closing, to a period (or portion thereof) beginning after the Closing Date pursuant to the CARES Act, CAA, the Families First Coronavirus Response Act of 2020, as amended, or the Presidential Memorandum described in IRS Notice 2020-65. “COVID-19” means the 2019 novel coronavirus disease, COVID-19 virus (SARS-COV- 2 and related strains and sequences) or mutation or antigenic shift thereof or any pandemic or public health emergency resulting therefrom. “Data Room” has the meaning set forth in Section 6.13. “Dollars” or “$” means the lawful currency of the United States of America. “Employees” means (a) each person who as of immediately prior to the Closing is an active employee of the Business, including employees on vacation or on a regularly scheduled day off from work (including for jury service or military service duty); and (b) each employee of the Business who is on short-term disability, long-term disability or leave of absence as of immediately prior to the Closing. “Enforceable” shall mean, with respect to a Contract, that such Contract is the legal, valid and binding obligation of the applicable Person, enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors, and general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any Person, trade or business, whether or not incorporated, that together with Seller is under common control or treated as a single employer under Code Section 414(b), (c), (m) or (o) or Section 4001(b) of ERISA. “Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either: (a) (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examinership, reorganization, debt arrangement, dissolution, administration, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, examiner, administrator, assignee, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any applicable Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under federal bankruptcy laws or other similar applicable Laws now or

A-5 hereafter in effect; or (b) such Person (i) shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution, administration or other similar law now or hereafter in effect, (ii) shall consent to the appointment of or taking possession by a receiver, liquidator, examiner, administrator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors (or any board or Person holding similar rights to control the activities of such Person) shall vote to implement any of the foregoing. “Excluded Information and Records” means (i) all Tax Returns and all worksheets, notes, files or documents related thereto, wherever located, (ii) all documents prepared for internal use by Seller in connection with the transactions contemplated by this Agreement and (iii) all organizational documents, minutes and stock record books, corporate records and corporate seals and (iv) all documents subject to any attorney/client privilege or other applicable privilege. “Excluded Taxes” means any and all of the following Taxes (in each case, whether imposed, assessed, due or otherwise payable directly, as a successor or transferee, jointly and/or severally, pursuant to any written Tax sharing or similar agreement with another Person entered into (or assumed) by Seller at or prior to the Closing (other than leases, loans and other Contracts entered into in the ordinary course of Seller’s business, a primary purpose of which is not the sharing of Taxes)): (a) any and all Taxes of each Seller and any Affiliate thereof (including, for the avoidance of doubt, any applicable nonresident withholding Tax obligations in respect of Seller’s direct or indirect owners) (“Seller Taxes”); (b) any and all Taxes with respect to the Purchased Assets, the Business or the Transferred Employees for any taxable periods (or portions thereof) ending on or prior to the Closing Date; (c) any and all Taxes that Seller is liable for (including pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or non-U.S. income Tax Laws) as a result of being a member of (or leaving) an Affiliated Group on or before the Closing Date; (d) Seller’s portion of any Transfer Taxes pursuant to Section 6.11(b); (e) any Taxes on or relating to any Excluded Assets; and (f) any COVID-Related Deferrals; provided, Excluded Taxes shall not include any Taxes that reduce the Purchase Price. “Financing” means one or more equity or debt financing transactions, whether pursuant to an agreement or agreements with a commercial bank or other lender, and/or an offering of debt or equity securities by Buyer, the purpose of which is to cause Buyer to have sufficient cash on hand to pay the Purchase Price. “Financing Sources” means the entities that have committed to provide or arrange, act as placement agents or underwriters in connection with, or otherwise entered into agreements in connection with the Financing and the parties to any joinder agreements or any definitive documentation entered pursuant thereto or relating thereto. “Fraud” means, with respect to any party, such party’s actual and intentional common law fraud with respect to the making of representations and warranties herein or in any Transaction Document.

A-6 “GAAP” means United States generally accepted accounting principles, consistently applied during the periods involved. “Governmental Authority” means any United States or foreign federal, state, provincial or local government or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of any such government or political subdivision, and any supranational organization of sovereign states exercising such functions for such sovereign states. “Governmental Authorizations” means all licenses, permits, certificates, grants, franchises, waivers, consents and other similar authorizations or approvals issued by or obtained from a Governmental Authority. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Indebtedness” means (i) any Liability of any Person (a) for term debt, lines of credit or any other borrowed money, (b) under any reimbursement obligation relating to a letter of credit, bankers’ acceptance or note purchase facility, (c) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), (d) for the payment of money relating to leases that are required to be classified as a capitalized lease obligation in accordance with GAAP, (e) for all or any part of the deferred purchase price of property or services (other than trade payables), (f) secured by any Lien upon property or assets owned by such Person whether or not such Person has assumed or become liable for the payment thereof or (g) under interest rate swap, hedging or similar agreements; or (ii) any Liability of others described in the preceding clause (i) that such Person has guaranteed, that is recourse to such Person or any of its assets or that is secured in whole or in part by the assets of such Person. “Indemnity Escrow Amount” has the meaning set forth in Section 2.4(h). “Indemnity Escrow Funds” means, as of any date of determination, the excess (if any) of the Indemnity Escrow Amount (disregarding any interest accrued on the Indemnity Escrow Amount) minus the sum of all distributions and other payments to any Person paid pursuant to the terms of the Escrow Agreement on or prior to such date of determination. “International Trade Laws” means any law relating to international trade, including: (a) all import laws and regulations, including those administered by U.S. Customs and Border Protection, (b) export control laws and regulations, including laws and regulations issued by the U.S. Department of State pursuant to the International Traffic in Arms Regulations (22 C.F.R. 120 et seq.) and/or the U.S. Department of Commerce pursuant to the Export Administration Regulations (15 C.F.R. 730 et seq.); (c) sanctions laws and regulations as administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (31 C.F.R. Part 500 et seq.); (d) U.S. anti-boycott laws and requirements (Section 999 of the US Internal Revenue Code of 1986, as amended, or related provisions, or under the Export Administration Act, as amended, 50 U.S.C. App. Section 2407 et. seq.); (e) anti-bribery and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, 18 U.S.C. § 1952, and the U.K. Bribery Act of 2010; (f) any other similar law, directive, or regulation (including those

A-7 of the European Union or any of its member states) related to similar subject matter; and (g) applicable anti-money laundering laws, regulations, rules and guidelines in the United States and in any other applicable jurisdiction. “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) patents, industrial designs, utility models and applications for any of the foregoing, including all provisionals, continuations, continuations-in-part, divisions, reissues, re- examinations and extensions thereof; (ii) trademarks, service marks, certification marks, trade names, trade dress, logos, slogans, tag lines, fictitious business names, uniform resource locators, internet domain names, social media accounts and handles, and all other source or business identifiers or designators of origin (whether registered or unregistered), registrations and applications, for registration of, and renewals and extensions of, any of the foregoing, and all common law rights in and goodwill associated with any of the foregoing (collectively, “Trademarks”); (iii) works of authorship, websites, copyrights, mask work rights, database rights, and design rights (all whether registered or unregistered); registrations and applications for registration of, and all renewals and extensions of, any of the foregoing and all moral rights associated with any of the foregoing; (iv) computer software, firmware, databases, data collections and related documentation and materials, including source code, object code, code repositories, development tools, application programming interfaces, user interfaces, architecture, files, manuals, programmers’ notes, derivative works, foreign language versions, fixes, upgrades, updates, enhancements, current and prior versions and releases, and all media and other tangible property necessary for the delivery or transfer of any of the foregoing (collectively, “Software”); (v) trade secrets and other proprietary and confidential information and data, including technology, business and technical information, inventions (whether or not patentable or reduced to practice), invention disclosures, ideas, developments, improvements, know-how, designs, drawings, algorithms, source code, models and methodologies, training data, tools, methods, processes, techniques, formulae, research and development, compilations, compositions, manufacturing processes, production processes, devices, specifications, reports, analyses, data, databases, data analytics, tools, customer lists, supplier lists, pricing information, cost information, business plans, business proposals, marketing plans, and marketing proposals; (vi) rights of publicity; (vii) any rights recognized under applicable Law that are equivalent or similar to any of the foregoing; and (viii) all rights to sue and collect damages for past, present and future infringement of and other violations of any of the foregoing. “IRS” means the U.S. Internal Revenue Service. “Law” means any statute, law, ordinance, rule or regulation of any Governmental Authority. “Legal Proceeding” means any civil, criminal or administrative actions, proceedings, suits, demands or claims filed by or before any Governmental Authority or arbitrator, but excluding workers’ compensation claims. “Liability” means any Loss, liability, debt, obligation or demand of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due and regardless of when asserted and however arising.

A-8 “Lien” means any charge, mortgage, pledge, security interest, lien, encumbrance, preemptive right, right of first refusal, whether arising by contractor or by operation of law and whether voluntary or involuntary. “Lockbox Account” means an account listed on Schedule 1.1(m) that is maintained in the name of Seller. “Lockbox Agreement” means an agreement between Seller and a Lockbox Bank. “Lockbox Bank” means JPMorgan Chase. “Look-Back Date” means January 1, 2021. “Losses” means any damages, losses, Taxes, charges, liabilities, judgments, settlements, awards, interest, penalties, fees, costs and expenses actually incurred including reasonable legal fees, but other than with respect to a Third-Party Claim shall not include any consequential, indirect, incidental, special, unforeseen, exemplary or punitive damages, including consequential damages resulting from loss of revenue or diminution in value or damages based on any type of multiplier. “Malicious Code” means any (i) back door, time bomb, drop dead device, or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than the user of the program; (ii) virus, Trojan horse, worm, or other Software routine or hardware component designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware, or data; and (iii) similar programs. “Marketing Agreement” means the distribution and marketing agreements entered into by Seller with independent insurance agents and brokers and independent marketing organizations that are exclusively related to the Business. “Material Adverse Effect” means a material adverse effect on the Seller, the Purchased Assets, or financial condition or results of operations of the Business; provided, however, that none of the following shall constitute or be deemed to contribute to a Material Adverse Effect, or shall otherwise be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur: any adverse effect arising out of, resulting from or attributable to (a) changes or proposed changes in applicable Laws, GAAP or in the interpretation or enforcement thereof, (b) changes in general economic, business or regulatory conditions in the United States, (c) changes in United States or global financial or securities markets or conditions, including changes in prevailing interest rates, currency exchange rates or price levels or trading volumes in the United States or foreign securities markets, (d) changes in global or national political conditions (including the outbreak or escalation of pandemic, war, military action, sabotage or acts of terrorism) or changes due to natural disasters, (e) the effects of the actions or omissions under this Agreement of Seller under this Agreement that are taken with the express written consent of Buyer, (f) the effects of any breach, violation or non- performance of any provision of this Agreement by Buyer or any of its Affiliates, (g) the negotiation, announcement, pendency or consummation of this Agreement and the transactions contemplated hereby, including the identity of, or the effect of any fact or circumstance relating

A-9 to, Buyer or any of its Affiliates or any communication by Buyer or any of its Affiliates regarding plans, proposals or projections with respect to the Business, or (h) any failure (in and of itself) by the Business to meet any projections or forecasts of earnings, loan originations, or loss reserves (but not any underlying change, effect or event which causes such failure); provided, however, that any event, occurrence, fact, condition or change referred to in clauses (a) through (d) or (g) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compared to other participants in the industry in which the Business operates. Notwithstanding anything to the contrary contained herein, the parties agree that the actual or intentional fraud committed by the related obligor or insured in connection with entering into, by the agent or the broker with respect to the origination of, or by Seller in making, funding or servicing Premium Financing Agreements resulting in a material diminution in the value of the Purchased Assets as of the date hereof shall constitute a Material Adverse Effect for purposes Section 7.2(e) of this Agreement, provided, however, that this sentence shall be of no force and effect after September 23, 2024. “Material Contract” means any written Contract included in the Purchased Assets, other than any Premium Financing Agreement, that (i) requires the payment of aggregate consideration to or by Seller in excess of $50,000 per year or $100,000 in the aggregate, (ii) restricts the ability of Seller or the Business to engage in any line of business or to compete with any Person, including any contract containing any restriction with respect to any geographical area of operations or scope or type of business or that contains any covenant which purports to limit in any respect the ability or right of Seller or the Business to compete with any Person, (iii) requires Seller to use the products or services of the counterparty on an exclusive basis or sell any product or service exclusively to a single counterparty, (iv) includes any right of first offer or refusal, minimum revenue or volume commitments or similar term (including any “most favorite nation” provision), (v) is a Real Property Lease, (vi) is a contract for the purchase or sale of real property, (vii) is a contract involving a partnership, joint venture, strategic alliance, limited liability company, shareholder, investor rights or other similar agreement or arrangement, (viii) relate to the development, ownership, use, registration, or enforcement of, or exercise of any rights under, any Business IP (excluding (1) nonexclusive licenses of commercially available off- the-shelf Software and (2) nonexclusive licenses granted by the Seller to its customers in the ordinary course of business consistent with past practice), (ix) relates to indebtedness of the Business or under which a Lien is imposed on the Purchased Assets, (x) any contract for the employment of any Employee, Business Service Provider or any other individual service provider that provides services to the Seller or the Business providing for base salary compensation or annual fees in excess of $75,000 per annum, except for offer letters or contracts for at-will employees that do not provide for severance and are freely terminable upon thirty (30) days’ notice without penalty or liability; (xi) any collective bargaining agreement, works council agreement or similar contract with any labor or trade union representing Employees and staffing or leasing employee contract or arrangement to which the Seller is a party; (xii) any Marketing Agreement or (xiii) profit sharing, bonus, commission, incentive, severance, separation, transaction, change in control, retention or deferred compensation contract to which an Employee, Business Service Provider, or any other individual service provider that provides services to the Seller or the Business is a party.

A-10 “Net Asset Value” means the aggregate tangible book value of the Purchased Assets, less the aggregate book value of the Assumed Liabilities, in each case as determined in accordance with GAAP and in the form of the illustrative calculations attached hereto as Exhibit G; provided, for the avoidance of doubt, Net Asset Value shall exclude all Tax assets and all Tax liabilities, in each case, whether current or deferred. “Order” means any judgment, order, writ, decision, injunction, award or decree of any foreign, federal, state, local or other court or tribunal and any ruling or award in any binding arbitration proceeding, other than any judgment, order, writ, decision, injunction, award or decree of general applicability. “Organizational Documents” of a Person means its articles of incorporation, articles of organization, by-laws and/or other organizational documents, as applicable. “Owned Business IP” means all Intellectual Property owned or purported to be owned by the Seller and Related to the Business, other than the Seller Names. “Owned Software” means all Software that is Owned Business IP. “Permitted Liens” means (a) landlords’, lessors’, mechanics’, materialmen’s, warehousemen’s, carriers’, workers’, manufacturer’s or repairmen’s Liens or other similar Liens arising or incurred in the ordinary course of business and not yet delinquent or due or payable (b) Liens for Taxes, assessments and other governmental charges (i) not yet due and payable or due but not delinquent or (ii) being contested in good faith by appropriate Legal Proceedings for which appropriate reserves have been established in accordance with GAAP (c) with respect to real property, (i) easements, quasi-easements, licenses, covenants, rights-of-way, rights of re- entry or other similar restrictions, including any other agreements, conditions or restrictions that would be shown by a current title report or other similar report or listing, which do not materially impair the occupancy or use of the real property for the purposes for which it is currently used in connection with the Business or otherwise interfere materially with the ordinary conduct of the Business, (ii) any conditions that may be shown by a current survey or physical inspection, which do not materially impair the occupancy or use of the real property for the purposes for which it is currently used in connection with the Business, (iii) zoning, building, subdivision or other similar requirements or restrictions which are not violated by the current use and operation of the applicable real property (except for any violations that would not materially affect the use and occupancy of any such real property as currently used and occupied) and (iv) any and all service contracts and agreements affecting any real property, in each case, which do not impair in any material respect the current use or occupancy of the real property subject thereto, or (d) with respect to owned real property, Liens and other similar restrictions of record identified in any title reports obtained by Buyer (or any of its Representatives) or made available in the Data Room. “Person” means an individual, a corporation, a partnership, an association, a limited liability company, a Governmental Authority, a trust or other entity or organization. “Personal Information” means information about an identified or identifiable individual, including an individual’s combined first and last names, home address, telephone number, email

A-11 address, social security number, driver’s license number, passport number and credit card or other financial information or any other data that constitutes “personal information,” “personal data” or any similar term under any Law, Contract or policy applicable to the Business. “Pre-Closing Tax Period” means any taxable period that ends on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date. “Premium Financing Agreement” means (i) each premium financing agreement and (ii) each other agreement, addendum or document governing the rights, duties and obligations of Seller under such premium financing agreements, including, where applicable, other security agreements, in the case of each of clauses (i) and (ii) that is Related to the Business and set forth on Section 4.19(a) of the Disclosure Schedules. “Privacy and Data Security Requirements” means all Laws, Contracts, policies and procedures and applicable industry standards related to the Processing of Protected Data, including any such requirements related to privacy, information security, data collection, data protection, data sharing, direct marketing, electronic and telephone marketing, consumer protection, location tracking, customer tracking, behavioral marketing, and workplace privacy, then-current industry standards, guidelines and practices, in each case, of any jurisdiction to which the Business is subject, including with respect to the collection, processing, storage, protection and disclosure of Personal Information, including all federal, state, local, provincial, international and foreign laws, rules and regulations pertaining to privacy, data protection, data security, cyber security, and e-commerce, including the Regulation (EU) 2016/279 of the European Parliament and of the Council (General Data Protection Regulation), the Fair Credit Reporting Act, 15 U.S.C. 1681 et seq. (including the Fair and Accurate Credit Transactions Act of 2003), the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq. (“GLBA”), and all Laws pertaining to sales, marketing, and electronic communications, including the CAN-SPAM Act, the Telephone Consumer Protection Act, and the Telemarketing Sales Rule, and in each case, the rules and regulations implemented thereunder, including those promulgated by regulatory authorities or bodies with jurisdiction over Seller. “Processing” means the collection, use (including, without limitation, for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding Protected Data (whether electronically or in any other form or medium). “Protected Data” means data regulated by the PCI-DSS, Personal Information, Business Confidential Information and any other data for which the Seller is required by Law, Contract or written policy to safeguard and/or keep confidential or private. “Publicly Available Software” means (i) any Software that is distributed as free software or open source software (including Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, any Creative Commons “ShareAlike” license, or the Apache Software License), or pursuant to open source, copyleft, or similar licensing and distribution models; and (ii) any Software that requires as a condition of use, modification, and/or distribution of such Software that such Software or other

A-12 Software incorporated into, linked to, derived from, or distributed with such Software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no or minimal charge. “Related Security” means, with respect to any Premium Financing Agreement: (i) the related financed insurance policy and all other related finance documents, including, without limitation, the right to receive any return or refund of unearned premiums, dividends, commissions, reserves, fees or other charges with respect thereto; (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Premium Financing Agreement, whether pursuant to the related finance documents or otherwise, together with all financing statements and security agreements describing any collateral securing such Premium Financing Agreement or obligation; (iii) all guaranties, letters of credit, insurance, state guaranty funds and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Premium Financing Agreement including, without limitation, any recourse obligation of the related insurance agent or insurance carrier with respect to such Premium Financing Agreement, whether pursuant to the finance documents related to such Premium Financing Agreement or otherwise; (iv) all service contracts and other contracts and agreements associated with such Premium Financing Agreement; (v) all records related to such Premium Financing Agreement; and (vi) all collections and other proceeds of and recoveries on any of the foregoing. “Related to the Business” means, with respect to the referenced item, that such item is used, or held for use, primarily in the operation or conduct of the Business. “Representative” means, with respect to a particular Person, any director, member, limited or general partner, equity holder, officer, employee, agent, consultant, advisor or other representative of such Person, including outside legal counsel, accountants and financial advisors. “R&W Insurance Policy” means the representation and warranty insurance policy obtained by and issued to Buyer in respect of this Agreement and the Transaction Documents, in the form attached hereto as Exhibit H. “R&W Insurer” means Euclid Transactional, LLC, the insurer under the R&W Insurance Policy. If applicable, the R&W Insurer shall include any managing general agent or managing general underwriter that has underwritten the R&W Insurance Policy, along with its underlying insurer(s). “Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under sanctions Laws of the United States (presently Cuba, Iran, North Korea, Syria, and the Donetsk People’s Republic, Luhansk People’s Republic, and Crimea regions of Ukraine). “Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under sanctions Laws, including: (a) any Person listed on any applicable U.S. or non- U.S. sanctions or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List; the Denied Persons, Unverified, and Entity Lists,

A-13 maintained by the U.S. Department of Commerce; the Debarred List and non-proliferation sanctions lists maintained by the U.S. State Department; and the UN Consolidated List, maintained by the UN Security Council Committee; (b) any Person that is, in the aggregate, fifty percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a) so as to subject the Person to sanctions; or (c) any Person that is organized, resident or located in a Sanctioned Country. “Securities Laws” means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under both, any applicable state securities Laws, and the rules and regulations of any applicable securities exchange. “Security Breach” means any (i) security breach or breach of Protected Data under applicable Privacy and Security Requirements or any unauthorized access, acquisition, use, disclosure, modification, deletion, encryption, or destruction of Protected Data; or (ii) unauthorized successful interference with system operations or security safeguards of information technology assets of the Business, including any successful phishing incident or ransomware attack. “Seller Confidential Information” means, other than Business Confidential Information, all information made available to Buyer or its Affiliates prior to the Closing Date by Seller or its Affiliates or their respective Representatives (including information disclosed in the course of negotiation of this Agreement or the Transaction Documents) regarding Seller or its Affiliates not Related to the Business; provided that “Seller Confidential Information” shall not include information that (i) is or becomes generally available to the public (other than as a result of a breach of its confidentiality obligations by Buyer, its Affiliates or Representatives), (ii) was already known to Buyer or its Affiliates as of the date hereof and not subject to any duty of confidentiality to Seller or its Affiliates, (iii) is independently developed by Buyer or its Affiliates without reference to any Seller Confidential Information or (iv) after the Closing Date, is lawfully made available or known to Buyer or its Affiliates by a Person not subject to any duty of confidentiality to Seller or its Affiliates or their respective Representatives. “Seller Group” means Seller and all controlled Affiliates of Seller. “Seller’s Knowledge” or any variant thereof means the actual knowledge of any of the following individuals as of the date hereof (after reasonable due inquiry of such individual’s direct reports): John Costa, Greg Sigrist, Christopher Soupal, and Eric Sepci. “Seller’s Credit and Collection Policy” means the internal credit, underwriting, and collection policies and procedures of Seller relating to the Premium Financing Agreements, a copy of which have been provided to Buyer. “Seller Names” means (a) any trademark, service mark, trade name, service name, brand name, slogan, logo, Internet domain name, corporate name or other identifier or source or goodwill that includes the words “Pathward”, including any logo associated with “Pathward,” (b) any and all other derivatives of the words “Pathward” and (c) any names or derivatives of the operating subsidiaries or Affiliates of Seller. For the avoidance of doubt, “Seller Name” does not include “AFS/IBEX”, “AMERICAN FINANCING SERVICE/IBEX” or any derivatives thereof.

A-14 “Solvent” means, when used with respect any Person, immediately following the Closing, (i) (a) the fair value of the assets of such Person will exceed the amount of all liabilities, contingent or otherwise, of such Person, and (b) the amount that may be realized if the aggregate assets of such Person (including goodwill) are sold as an entirety with reasonable promptness in an arms’-length transaction under present conditions for the sale of comparable business enterprises will, as of such time, exceed the probable value of all of its debts and liabilities on a consolidated basis, contingent or otherwise, as such debts and liabilities become absolute and matured, (ii) the Person will not have, as of such time, an unreasonably small amount of capital for the business in which it is engaged or will be engaged and (iii) the Person will be able to pay its debts and liabilities as they become absolute and mature. “Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof having the power to govern or elect members of the applicable governing body of such entity is at the time owned or controlled, directly or indirectly, by that Person or one or more subsidiaries of that Person or a combination thereof; and the term “Subsidiary” with respect to any Person shall include all subsidiaries of each subsidiary of such Person. “Tax Returns” means any report, return, declaration, claim for refund, or information return or statement (including any amendment, restatement, or supplement thereto or thereof) filed with, or required to be filed with, any Governmental Authority in connection with the determination, collection or payment of any Taxes. “Taxes” means all taxes, however denominated, including any interest, penalties or additions to tax (including any underpayment penalties for insufficient estimated tax payments) or additional amounts that become payable in respect of a failure to file any tax return when and as required, whether or not disputed, imposed by a Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all net or gross income taxes, net or gross proceeds taxes, capital gains taxes, capital stock taxes, user taxes, leasing taxes, payroll and employment taxes, withholding taxes (including withholding taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, equity holder or other Person), unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, excise taxes, net or gross receipts taxes, franchise taxes, occupation taxes, real and personal (tangible and intangible) property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall or excess profits taxes, licenses in the nature of taxes, estimated taxes, severance taxes, duties (custom and others), workers’ compensation taxes, premium taxes, environmental taxes, disability taxes, registration taxes, alternative or add-on minimum taxes, ad valorem taxes, capital taxes, goods and services taxes, recording taxes, and other fees, assessments, or charges of the same or of a similar nature imposed by a Governmental Authority. “Trademarks” has the meaning set forth in the definition of Intellectual Property.

A-15 “Transaction Documents” means, with respect to a party, all agreements, certificates and other instruments to be delivered by such party at Closing pursuant to this Agreement.